Pioneer Growth
                       Opportunities Fund

--------------------------------------------------------------------------------
                       Annual Report | December 31, 2012
--------------------------------------------------------------------------------

                       Ticker Symbols:

                       Class A     PGOFX
                       Class B     GOFBX
                       Class C     GOFCX
                       Class R     PGRRX
                       Class Y     GROYX

                       [LOGO] PIONEER
                              Investments(R)
                      visit us: us.pioneerinvestments.com

Table of Contents

Letter to Shareowners                                                         2

Portfolio Management Discussion                                               4

Portfolio Summary                                                             8

Prices and Distributions                                                      9

Performance Update                                                           10

Comparing Ongoing Fund Expenses                                              15

Schedule of Investments                                                      17

Financial Statements                                                         24

Notes to Financial Statements                                                33

Report of Independent Registered Public Accounting Firm                      42

Approval of Investment Advisory Agreement                                    44

Trustees, Officers and Service Providers                                     48

                  Pioneer Growth Opportunities Fund | Annual Report | 12/31/12 1

President's Letter

Dear Shareowner,

Pioneer has been cautiously optimistic about the U.S. economy from the start of the year, and the data continues to be encouraging. Employment continues to rise, albeit slowly, and we believe it should continue to do so in 2013, barring a negative shock to the system. The housing and auto sectors continue to recover, benefiting from record-low interest rates. Banks' willingness to lend to consumers and businesses also continues to rise, broad measures of inflation remain subdued, and, if the weather improves in 2013, that should help to bring food prices back down. While corporate profit growth has slowed, many U.S. companies still have strong balance sheets and continue to display the ability to both pay and increase dividends*.

While the so-called "fiscal cliff" scheduled to take effect at year-end dominated the media in December--and while no deal was struck before markets closed for the year--investors who owned financial assets like equities and high-yield corporate bonds generally enjoyed good returns in 2012. The Standard & Poor's 500 Index returned 16% in 2012, and the Bank of America Merrill Lynch High Yield Master II Index returned 15.6%. Meanwhile, the higher-quality Barclays Capital Aggregate Bond Index gained 4.2% for the year, the safer-still Barclays Capital Intermediate Treasuries Index returned 3.9%, and 3-month Treasury bills, generally regarded as essentially "risk free" by the markets, returned just 0.1% in 2012.

Despite generally improving economic conditions and positive market returns in 2012, investors still face daunting challenges in the year ahead, although we remain optimistic that the underlying economic trends are moving in the right direction. The year-end "fiscal cliff" deal did not eliminate the risk of further tax increases or spending cuts, nor did it eliminate the risk that the U.S. could face further downgrades to its credit rating from one or more of the major ratings agencies. The Federal Reserve Board continues to provide extraordinary support to the U.S. economy and the bond market, but will not do so indefinitely. Europe has made progress towards dampening its sovereign-debt crisis, but has not resolved the problem as yet; the region also was mired in a recession as 2012 drew to a close. In Asia, Japan continues to struggle with low economic growth,

*   Dividends are not guaranteed.

2 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12 deflation, high levels of debt, and an aging population. In the emerging markets, China and other developing economies, while generally in better shape than most "developed" markets, also face a range of ongoing challenges.

While most of the risks outlined above are widely recognized and may already be "priced in" to the market, we believe investors should continue to expect market volatility tied to these factors.

At Pioneer, we have long advocated the benefits of staying diversified and investing for the long term. And while diversification alone does not assure a profit or protect against loss in a declining market, we believe there are still opportunities for prudent investors to earn attractive returns. Our advice, as always, is to work closely with a trusted financial advisor to discuss your goals and work together to develop an investment strategy that meets your individual needs, keeping in mind that there is no single best strategy that works for every investor.

In 2013, Pioneer proudly celebrates its 85th anniversary. Since 1928, our investment teams have sought out attractive opportunities in global equity and bond markets, using in-depth research to identify undervalued individual securities, and using thoughtful risk management to construct portfolios which balance potential risks and reward in an ever-changing world.

We encourage you to learn more about Pioneer and our time-tested approach to investing by consulting with your financial advisor or visiting us online at us.pioneerinvestments.com. We greatly appreciate your trust in us, and we thank you for investing with Pioneer.

Sincerely,

/s/ Daniel K. Kingsbury

Daniel K. Kingsbury
President and CEO
Pioneer Investment Management USA, Inc.

Any information in this shareowner report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of opinion as of the date of this report. These statements should not be relied upon for any other purposes. Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.

                  Pioneer Growth Opportunities Fund | Annual Report | 12/31/12 3

Portfolio Management Discussion | 12/31/12

In the following interview, Brian Stack discusses the factors that influenced the performance of Pioneer Growth Opportunities Fund during the 12-month period ended December 31, 2012. Mr. Stack, senior vice president and portfolio manager at Pioneer, is responsible for the daily management of the Fund.

Q   How did the Fund perform during the 12 months ended December 31, 2012?

A Pioneer Growth Opportunities Fund's Class A shares returned 6.58% at net asset value during the 12 months ended December 31, 2012, while the Fund's benchmark, the Russell 2000 Growth Index (the Russell Index), returned 14.59%. During the same period, the average return of the 526 mutual funds in Lipper's Small Cap Growth Funds category was 13.09%.

Q What were the primary reasons for the Fund's underperformance of the Russell Index during the 12 months ended December 31, 2012?

A The past fiscal year was a challenging time for us in managing the Fund, as the stock selection process we employ turned out to be not very well-suited to the broader market environment which prevailed during the 12-month period.

    We employ a "growth at a reasonable price" (GARP) discipline in managing the Fund. GARP targets what we believe to be attractively priced companies with above-average growth potential, defensible business models, solid competitive positions, and innovative products or other growth drivers that can prevail even in an uncertain economic environment. The GARP approach did not work out particularly well for the Fund over the past year, but we still believe it to be an effective investment approach over the long term.

    Within the small-cap space in particular, the 12-month period was characterized by the outperformance of slower-growing firms with higher levels of leverage on their balance sheets, while companies with faster-growing earnings and what we believed to be better overall fundamentals lagged the overall small-cap market.

    Our GARP stock selection process for the Fund was least effective in the information technology sector during the 12-month period, but the portfolio's underweight in real estate investment trusts (REITs) also weighed on benchmark-relative performance, as did not owning some early-stage biotechnology stocks that benefited from either the release of positive clinical data or new drug approvals from the Food and Drug Administration (FDA). Historically, the portfolio has not had significant exposure to REITs or to early-stage biotechnology stocks, and that long-standing practice hurt relative performance over the 12-month period.

4 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12

Q What specific portfolio holdings had the biggest negative effects on the Fund's performance during the 12 months ended December 31, 2012?

A The individual Fund holding that detracted the most from performance during the period was Spirit AeroSystems, a manufacturer of commercial fuselages and wing systems. We purchased the stock based on a vibrant commercial aerospace cycle and the company's ongoing effort to diversify its customer base beyond its former parent company, Boeing. During the period, however, Spirit encountered cost overruns in multiple manufacturing programs, shaking our confidence in management's control systems. Another underperformer during the 12-month period was the Fund's position in the mall-based retailer Express. We liked the company's management and its "test-and-react" strategy aimed at helping Express stay ahead of fashion trends with its young-adult customers. Two quarterly earnings disappointments, however, shook our confidence in the company's strategy. We eliminated both Spirit AeroSystems and Express from the portfolio before the end of the period.

A position in Questcor Pharmaceuticals likewise detracted from the Fund's performance during the 12-month period. Questcor is a specialty pharmaceutical company with a single, fast-growing product (Acthar Gel) that is used to treat three separate diseases of the central nervous system. Late in the third quarter of 2012, health insurer Aetna announced that new prescriptions for Acthar Gel would require explicit prior approval - potentially restricting future sales growth. We had already sold a large portion of the Fund's position in Questcor, but the sharp decline in the stock's price after Aetna's announcement caused the portfolio's remaining weighting in Questcor to detract meaningfully from performance. We chose to sell the balance of the Fund's Questcor position, as we believe uncertainty will continue to have an effect on the company's stock for the foreseeable future.

Q What sector allocations or individual securities aided the Fund's performance during the 12 months ended December 31, 2012?

A Health care was home to a number of the Fund's leading performance contributors during the past year. The top performer in the portfolio within health care was Catalyst Health Solutions, which was acquired by SXC Health Solutions. We held on to the Fund's shares in the combined company, which is now called Catamaran Corporation, and that decision further helped performance as the stock continued to gain ground following the merger. We sold the Fund's position in Catamaran late in the fiscal year after the stock reached our price target.

    The portfolio's position in professional staffing provider On Assignment also posted strong gains during 2012. With so much uncertainty lingering regarding the general economic outlook, many employers have been

                  Pioneer Growth Opportunities Fund | Annual Report | 12/31/12 5 choosing to hire temporary information technology and health care professionals rather than staffing open positions with full-time employees, and that practice has boosted On Assignment's performance.

    The Fund also benefited from exceptionally strong stock selection in the energy sector during the period. One reason for the Fund's strong showing in the sector was a position in Cabot Oil & Gas. Cabot, a low-cost producer of natural gas, features the best production growth profile in the industry. The company has shown the ability to grow, even with the currently depressed price of natural gas, and we believe it can continue to do so as natural gas prices slowly improve due to increased demand and limited production growth. Cabot remains a top holding in the Fund as of year-end.

Q   Broadly speaking, how was the Fund positioned as of December 31, 2012?

A Keeping in mind that the Fund's sector weights are a residual effect of our bottom-up security selection process, energy represented the portfolio's largest sector overweight relative to the benchmark as of year-end, followed by health care and materials. The Fund's overweight to energy stemmed mainly from positions in natural gas stocks. The natural gas industry as a whole has delivered weak performance in recent years as an unfavorable balance of supply and demand has weighed on the commodity. If the price of natural gas begins to recover, however, those companies stand to benefit. We expect that the longer-term demand for natural gas will be boosted by the development of an export market for the commodity, and by increased domestic demand from utilities and U.S. manufacturers.

    Consumer stocks, financials, and industrials represented the Fund's largest sector underweights relative to the Russell Index as of December 31, 2012. Consumer stocks generally performed very well in 2012, and many stocks in the group entered 2013 with what we feel are elevated valuations, even as higher tax rates and continued uncertainty in the job market continue to threaten future consumer spending levels.

    During the second half of the Fund's fiscal year, we reduced the portfolio's weighting to information technology and also reduced the number of holdings in companies whose growth potential, in our opinion, may be poorly understood by investors at the present time. We also reduced the portfolio's positions in companies that are facing short-term challenges. While the Fund has, in the past, realized strong performance from ownership of such an eclectic array of stocks, those types of holdings found little favor in the market environment that characterized the 12-month period ended December 31, 2012.

Q   How would you characterize your outlook as we head into 2013?

A Despite the potential short-term economic and political challenges still facing the markets, we hold a positive view on the outlook for stocks in 2013. Both home prices and homebuilding activity appear to have found a bottom, which should contribute to improved consumer sentiment. Our

6 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12 optimism about the longer-term outlook for equities is supported by what we believe are attractive stock valuations relative to other asset classes. We note that small-cap valuations, while above average, remain well below recent highs, and that the rate of profit growth for small-cap companies appears to be accelerating.

    We are maintaining our focus on adding value to the Fund through individual stock selection. While 2012 was a difficult year for the Fund in terms of benchmark-relative performance, we believe investors will begin looking past broad, macroeconomic factors and return their focus to individual stock fundamentals in the year ahead. While it can be difficult to outperform in a momentum-driven market, we believe, ultimately, that stocks of companies with consistent earnings and reasonable valuations will be rewarded. We believe the portfolio is well-positioned to build on its long-term track record in the months and years ahead.

    Note to shareholders: Pioneer's Board of Trustees has approved the reorganization of Pioneer Select Mid Cap Growth Fund into Pioneer Growth Opportunities Fund. It is expected that the reorganization will be completed in April or May 2013. The combined fund will have the same investment strategies and policies as, and be managed by the management team of, Pioneer Select Mid Cap Growth Fund (led by Ken Winston, vice president and portfolio manager at Pioneer). It is anticipated that the performance history of the combined fund will be that of Pioneer Select Mid Cap Growth Fund. The combined fund will be named Pioneer Select Mid Cap Growth Fund.

Please refer to the Schedule of Investments on pages 17-23 for a full listing of Fund securities.

Investments in small companies may offer the potential for higher returns, but are also subject to greater short-term price fluctuations than larger, more established companies.

Investing in foreign and/or emerging markets securities involves risks relating to interest rates, currency exchange rates, economic, and political conditions.

At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making it more susceptible to any economic, political, or regulatory developments or other risks affecting those industries and sectors.

These risks may increase share price volatility.

Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.

Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of opinion as of the date of this report. These opinions should not be relied upon for any other purposes.

                  Pioneer Growth Opportunities Fund | Annual Report | 12/31/12 7

Portfolio Summary | 12/31/12

Portfolio Diversification
--------------------------------------------------------------------------------
(As a percentage of total investment portfolio)

[THE FOLLOWING DATA WAS REPRESENTED AS A PIE CHART IN THE PRINTED MATERIAL]

U.S. Common Stocks                                                         95.1%
International Common Stocks                                                 3.9%
Depository Receipts for International Stocks                                1.0%

Sector Distribution
--------------------------------------------------------------------------------
(As a percentage of equity holdings)

[THE FOLLOWING DATA WAS REPRESENTED AS A PIE CHART IN THE PRINTED MATERIAL]

Health Care                                                                23.1%
Information Technology                                                     20.5%
Industrials                                                                16.4%
Consumer Discretionary                                                     14.5%
Energy                                                                     10.8%
Materials                                                                   5.9%
Financials                                                                  5.2%
Consumer Staples                                                            3.6%

10 Largest Holdings
--------------------------------------------------------------------------------
(As a percentage of equity holdings)*

 1.   Cabot Oil & Gas Corp.                                                2.50%
--------------------------------------------------------------------------------
 2.   Jazz Pharmaceuticals Plc                                             2.11
--------------------------------------------------------------------------------
 3.   WR Grace & Co.                                                       1.78
--------------------------------------------------------------------------------
 4.   Quidel Corp.                                                         1.76
--------------------------------------------------------------------------------
 5.   Salix Pharmaceuticals, Ltd.                                          1.70
--------------------------------------------------------------------------------
 6.   Gartner, Inc.                                                        1.56
--------------------------------------------------------------------------------
 7.   On Assignment, Inc.                                                  1.54
--------------------------------------------------------------------------------
 8.   Cinemark Holdings, Inc.                                              1.51
--------------------------------------------------------------------------------
 9.   Joy Global, Inc.                                                     1.42
--------------------------------------------------------------------------------
10.   ViroPharma, Inc.                                                     1.42
--------------------------------------------------------------------------------

* This list excludes temporary cash investments and derivative instruments. The portfolio is actively managed, and current holdings may be different. The holdings listed should not be considered recommendations to buy or sell any security listed.

8 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12

Prices and Distributions | 12/31/12

Net Asset Value per Share
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         Class                       12/31/12                       12/31/11
--------------------------------------------------------------------------------
           A                          $28.34                         $26.59
--------------------------------------------------------------------------------
           B                          $23.44                         $22.31
--------------------------------------------------------------------------------
           C                          $23.96                         $22.68
--------------------------------------------------------------------------------
           R                          $28.07                         $26.43
--------------------------------------------------------------------------------
           Y                          $29.51                         $27.55
--------------------------------------------------------------------------------

Distributions per Share: 1/1/12-12/31/12
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      Net Investment          Short-Term          Long-Term
         Class           Income             Capital Gains       Capital Gains
--------------------------------------------------------------------------------
           A             $ --                  $ --                 $ --
--------------------------------------------------------------------------------
           B             $ --                  $ --                 $ --
--------------------------------------------------------------------------------
           C             $ --                  $ --                 $ --
--------------------------------------------------------------------------------
           R             $ --                  $ --                 $ --
--------------------------------------------------------------------------------
           Y             $ --                  $ --                 $ --
--------------------------------------------------------------------------------

Index Definition
--------------------------------------------------------------------------------
The Russell 2000 Growth Index measures the performance of U.S. small-cap growth stocks. Index returns are calculated monthly, assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses, or sales charges. It is not possible to invest directly in an index.

The index defined here pertains to the "Value of $10,000 Investment" and "Value of $5 Million Investment" charts on pages 10-14.

                  Pioneer Growth Opportunities Fund | Annual Report | 12/31/12 9

Performance Update | 12/31/12                                     Class A Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Growth Opportunities Fund at public offering price, compared to that of the Russell 2000 Growth Index.

Average Annual Total Returns
(As of December 31, 2012)
--------------------------------------------------------------------------------
                        Net Asset     Public Offering
Period                  Value (NAV)   Price (POP)
--------------------------------------------------------------------------------
10 Years                7.82%         7.18%
5 Years                 2.80          1.59
1 Year                  6.58          0.46
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated May 1, 2012)
--------------------------------------------------------------------------------
                        Gross
--------------------------------------------------------------------------------
                        1.26%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                       Pioneer Growth
                       Opportunities Fund           Russell 2000 Growth Index
12/31/2002             $   9,425                    $  10,000
12/31/2003             $  13,537                    $  14,854
12/31/2004             $  16,546                    $  16,979
12/31/2005             $  17,301                    $  17,685
12/31/2006             $  18,128                    $  20,045
12/31/2007             $  17,422                    $  21,457
12/31/2008             $  11,256                    $  13,188
12/31/2009             $  16,097                    $  17,733
12/31/2010             $  19,252                    $  22,891
12/31/2011             $  18,765                    $  22,226
12/31/2012             $  20,000                    $  25,468

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

NAV results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. POP returns reflect deduction of maximum 5.75% sales charge. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Pioneer Growth Opportunities Fund acquired the assets and liabilities of predecessor Safeco Growth Opportunities Fund on December 10, 2004. The performance shown for Class A shares of the Fund for periods prior to December 10, 2004, is based on the performance of the predecessor fund's Class A shares, which has been restated to reflect differences in any applicable sales charges (but not differences in expenses). If all the expenses of the Fund were reflected, the performance shown would be lower.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds and can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

10 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12

Performance Update | 12/31/12                                     Class B Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Growth Opportunities Fund, compared to that of the Russell 2000 Growth Index.

Average Annual Total Returns
(As of December 31, 2012)
--------------------------------------------------------------------------------
                        If            If
Period                  Held          Redeemed
--------------------------------------------------------------------------------
10 Years                6.58%         6.58%
5 Years                 1.41          1.41
1 Year                  5.07          1.07
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated May 1, 2012)
--------------------------------------------------------------------------------
                        Gross
--------------------------------------------------------------------------------
                        2.49%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                       Pioneer Growth
                       Opportunities Fund           Russell 2000 Growth Index
12/31/2002             $  10,000                    $  10,000
12/31/2003             $  14,264                    $  14,854
12/31/2004             $  17,290                    $  16,979
12/31/2005             $  17,908                    $  17,685
12/31/2006             $  18,579                    $  20,045
12/31/2007             $  17,639                    $  21,457
12/31/2008             $  11,217                    $  13,188
12/31/2009             $  15,816                    $  17,733
12/31/2010             $  18,697                    $  22,891
12/31/2011             $  18,003                    $  22,226
12/31/2012             $  18,915                    $  25,468

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

"If Held" results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. "If Redeemed" returns reflect the deduction of applicable contingent deferred sales charge
(CDSC). The maximum CDSC is 4% and declines over five years. For more complete information, please see the prospectus.

All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Pioneer Growth Opportunities Fund acquired the assets and liabilities of predecessor Safeco Growth Opportunities Fund on December 10, 2004. The performance shown for Class B shares of the Fund for periods prior to December 10, 2004, is based on the performance of the predecessor fund's Class B shares, which has been restated to reflect differences in any applicable sales charges (but not differences in expenses). If all the expenses of the Fund were reflected, the performance shown would be lower.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds and can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

                 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12 11

Performance Update | 12/31/12                                     Class C Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Growth Opportunities Fund, compared to that of the Russell 2000 Growth Index.

Average Annual Total Returns
(As of December 31, 2012)
--------------------------------------------------------------------------------
                        If            If
Period                  Held          Redeemed
--------------------------------------------------------------------------------
10 Years                6.80%         6.80%
5 Years                 1.71          1.71
1 Year                  5.64          5.64
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated May 1, 2012)
--------------------------------------------------------------------------------
                        Gross
--------------------------------------------------------------------------------
                        2.13%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                       Pioneer Growth
                       Opportunities Fund           Russell 2000 Growth Index
12/31/2002             $  10,000                    $  10,000
12/31/2003             $  14,264                    $  14,854
12/31/2004             $  17,290                    $  16,979
12/31/2005             $  17,952                    $  17,685
12/31/2006             $  18,658                    $  20,045
12/31/2007             $  17,733                    $  21,457
12/31/2008             $  11,295                    $  13,188
12/31/2009             $  15,960                    $  17,733
12/31/2010             $  18,909                    $  22,891
12/31/2011             $  18,273                    $  22,226
12/31/2012             $  19,304                    $  25,468

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Class C shares held for less than one year are also subject to a 1% contingent deferred sales charge (CDSC). "If Held" results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Pioneer Growth Opportunities Fund acquired the assets and liabilities of predecessor Safeco Growth Opportunities Fund on December 10, 2004. The performance shown for Class C shares of the Fund for periods prior to December 10, 2004, is based on the performance of the predecessor fund's Class C shares, which has been restated to reflect differences in any applicable sales charges (but not differences in expenses). This adjustment has the effect of reducing the previously reported performance of the predecessor fund. If all the expenses of the Fund were reflected, the performance shown would be lower.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers, Fund performance would be lower. Waivers may not be in effect for all funds and can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

12 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12

Performance Update | 12/31/12                                     Class R Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Growth Opportunities Fund, compared to that of the Russell 2000 Growth Index.

Average Annual Total Returns
(As of December 31, 2012)
--------------------------------------------------------------------------------
                        If            If
Period                  Held          Redeemed
--------------------------------------------------------------------------------
10 Years                7.71%         7.71%
5 Years                 2.60          2.60
1 Year                  6.21          6.21
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated May 1, 2012)
--------------------------------------------------------------------------------
Gross
--------------------------------------------------------------------------------
                        1.57%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                       Pioneer Growth
                       Opportunities Fund           Russell 2000 Growth Index
12/31/2002             $  10,000                    $  10,000
12/31/2003             $  14,367                    $  14,854
12/31/2004             $  17,560                    $  16,979
12/31/2005             $  18,362                    $  17,685
12/31/2006             $  19,239                    $  20,045
12/31/2007             $  18,489                    $  21,457
12/31/2008             $  11,946                    $  13,188
12/31/2009             $  17,076                    $  17,733
12/31/2010             $  20,372                    $  22,891
12/31/2011             $  19,795                    $  22,226
12/31/2012             $  21,023                    $  25,468

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Pioneer Growth Opportunities Fund acquired the assets and liabilities of predecessor Safeco Growth Opportunities Fund on December 10, 2004. The performance shown for Class R shares for periods prior to December 10, 2004, is based on the performance of the predecessor fund's Class A shares, which has been restated to reflect any differences in any applicable sales charges (but not differences in expenses). This adjustment has the effect of reducing the previously reported performance of the predecessor fund. If all the expenses of the Fund were reflected, the performance would be lower than the performance shown.

Performance shown for periods from December 10, 2004, to the inception of Class R shares on August 3, 2009, is based on the performance of Pioneer Growth Opportunities Fund's Class A shares, reduced to reflect the higher distribution and service fees for Class R shares. Class R shares are not subject to sales charges and are available for limited groups of eligible investors, including institutional investors. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers, Fund performance would be lower. Waivers may not be in effect for all funds and can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

                 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12 13

Performance Update | 12/31/12                                     Class Y Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $5 million investment made in Pioneer Growth Opportunities Fund, compared to that of the Russell 2000 Growth Index.

Average Annual Total Returns
(As of December 31, 2012)
--------------------------------------------------------------------------------
                        If            If
Period                  Held          Redeemed
--------------------------------------------------------------------------------
10 Years                8.23%         8.23%
5 Years                 3.34          3.34
1 Year                  7.12          7.12
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated May 1, 2012)
--------------------------------------------------------------------------------
                        Gross
--------------------------------------------------------------------------------
                        0.75%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $5 Million Investment

                       Pioneer Growth
                       Opportunities Fund           Russell 2000 Growth Index
12/31/2002             $   5,000,000                $   5,000,000
12/31/2003             $   7,183,265                $   7,427,171
12/31/2004             $   8,780,200                $   8,489,733
12/31/2005             $   9,189,747                $   8,842,304
12/31/2006             $   9,691,337                $  10,022,351
12/31/2007             $   9,353,769                $  10,728,558
12/31/2008             $   6,074,148                $   6,593,783
12/31/2009             $   8,737,658                $   8,866,571
12/31/2010             $  10,508,351                $  11,445,643
12/31/2011             $  10,291,684                $  11,112,831
12/31/2012             $  11,023,869                $  12,733,924

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Pioneer Growth Opportunities Fund acquired the assets and liabilities of predecessor Safeco Growth Opportunities Fund on December 10, 2004. The performance for Class Y shares for periods prior to December 10, 2004, is based on the performance of the predecessor fund's Class A shares, which has been restated to reflect any differences in any applicable sales charges (but not differences in expenses). This adjustment has the effect of reducing the previously reported performance of the predecessor fund. If all the expenses of the Fund were reflected, the performance shown would be lower.

Performance shown for periods from December 10, 2004, to the inception of Class Y shares on September 23, 2005, reflects the NAV performance of the Pioneer Growth Opportunities Fund's Class A shares. The performance does not reflect differences in expenses, including the Rule 12b-1 fees applicable to Class A shares. Since fees for Class A shares are generally higher than those of Class Y shares, the performance for Class Y shares prior to their inception would have been higher than that shown. Class Y shares are not subject to sales charges and are available for limited groups of eligible investors, including institutional investors. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers, Fund performance would be lower. Waivers may not be in effect for all funds and can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

14 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12

Comparing Ongoing Fund Expenses

As a shareowner in the Fund, you incur two types of costs:

(1) ongoing costs, including management fees, distribution and/or service (12b-1) fees, and other Fund expenses; and

(2) transaction costs, including sales charges (loads) on purchase payments.

This example is intended to help you understand your ongoing expenses (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The example is based on an investment of $1,000 at the beginning of the Fund's latest six-month period and held throughout the six months.

Using the Tables
--------------------------------------------------------------------------------
Actual Expenses

The first table below provides information about actual account values and actual expenses.You may use the information in this table, together with the amount you invested, to estimate the expenses that you paid over the period as follows:

(1) Divide your account value by $1,000
    Example: an $8,600 account value (divided by) $1,000 = 8.6

(2) Multiply the result in (1) above by the corresponding share class's number in the third row under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during this period.

Expenses Paid on a $1,000 Investment in Pioneer Growth Opportunities Fund

Based on actual returns from July 1, 2012, through December 31, 2012.

--------------------------------------------------------------------------------
Share Class                 A           B           C           R          Y
--------------------------------------------------------------------------------
Beginning Account       $1,000.00   $1,000.00   $1,000.00   $1,000.00  $1,000.00
Value on 7/1/12
--------------------------------------------------------------------------------
Ending Account Value    $  990.89   $  983.71   $  986.74   $  989.47  $  993.32
(after expenses)
on 12/31/12
--------------------------------------------------------------------------------
Expenses Paid           $    6.26   $   13.36   $   10.54   $    8.00  $    3.81
During Period*
--------------------------------------------------------------------------------

* Expenses are equal to the Fund's annualized expense ratio of 1.25%, 2.68%, 2.11%, 1.60% and 0.76% for Class A, Class B, Class C, Class R, and Class Y shares, respectively, multiplied by the average account value over the period, multiplied by 184/366 (to reflect the one-half year period).

                 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12 15

Hypothetical Example for Comparison Purposes

The table below provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period.

You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the tables are meant to highlight your ongoing costs only and do not reflect any transaction costs, such as sales charges (loads) that are charged at the time of the transaction. Therefore, the table below is useful in comparing ongoing costs only and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Expenses Paid on a $1,000 Investment in Pioneer Growth Opportunities Fund

Based on a hypothetical 5% return per year before expenses, reflecting the period from July 1, 2012, through December 31, 2012.

--------------------------------------------------------------------------------
Share Class                A           B           C           R          Y
--------------------------------------------------------------------------------
Beginning Account       $1,000.00   $1,000.00   $1,000.00   $1,000.00  $1,000.00
Value on 7/1/12
--------------------------------------------------------------------------------
Ending Account Value    $1,018.85   $1,011.66   $1,014.53   $1,017.09  $1,021.32
(after expenses)
on 12/31/12
--------------------------------------------------------------------------------
Expenses Paid           $    6.34   $   13.55   $   10.68   $    8.11  $    3.86
During Period*
--------------------------------------------------------------------------------

* Expenses are equal to the Fund's annualized expense ratio of 1.25%, 2.68%, 2.11%, 1.60% and 0.76% for Class A, Class B, Class C, Class R, and Class Y shares, respectively, multiplied by the average account value over the period, multiplied by 184/366 (to reflect the one-half year period).

16 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12

Schedule of Investments | 12/31/12

---------------------------------------------------------------------------------------
 Shares                                                                  Value
---------------------------------------------------------------------------------------
                  COMMON STOCKS -- 99.7%
                  ENERGY -- 10.9%
                  Oil & Gas Equipment & Services -- 1.4%
        233,384   Basic Energy Services, Inc.*                           $    2,662,911
         78,900   Dresser-Rand Group, Inc.*                                   4,429,446
                                                                         --------------
                                                                         $    7,092,357
---------------------------------------------------------------------------------------
                  Oil & Gas Exploration & Production -- 8.4%
         76,700   Bonanza Creek Energy, Inc.*                            $    2,131,493
        256,543   Cabot Oil & Gas Corp.                                      12,760,449
        104,300   Cobalt International Energy, Inc.*                          2,561,608
        329,070   Comstock Resources, Inc.*                                   4,978,829
        541,100   EXCO Resources, Inc.*                                       3,663,247
        158,900   Gulfport Energy Corp.*                                      6,073,158
        251,000   McMoRan Exploration Co.*                                    4,028,550
        123,100   Oasis Petroleum, Inc.*                                      3,914,580
        100,900   Trilogy Energy Corp.                                        2,957,904
                                                                         --------------
                                                                         $   43,069,818
---------------------------------------------------------------------------------------
                  Oil & Gas Storage & Transportation -- 0.5%
         69,100   SemGroup Corp.*                                        $    2,700,428
---------------------------------------------------------------------------------------
                  Coal & Consumable Fuels -- 0.6%
        372,177   Arch Coal, Inc.                                        $    2,724,336
                                                                         --------------
                  Total Energy                                           $   55,586,939
---------------------------------------------------------------------------------------
                  MATERIALS -- 6.0%
                  Commodity Chemicals -- 0.8%
         50,000   Westlake Chemical Corp.                                $    3,965,000
---------------------------------------------------------------------------------------
                  Specialty Chemicals -- 3.1%
        543,000   Flotek Industries, Inc.*                               $    6,624,600
        135,300   WR Grace & Co.*                                             9,096,219
                                                                         --------------
                                                                         $   15,720,819
---------------------------------------------------------------------------------------
                  Construction Materials -- 2.1%
        105,400   Eagle Materials, Inc.                                  $    6,165,900
         91,500   Vulcan Materials Co.                                        4,762,575
                                                                         --------------
                                                                         $   10,928,475
                                                                         --------------
                  Total Materials                                        $   30,614,294
---------------------------------------------------------------------------------------
                  CAPITAL GOODS -- 6.5%
                  Construction & Engineering -- 1.7%
        582,600   Great Lakes Dredge & Dock Corp.                        $    5,202,618
        112,200   KBR, Inc.                                                   3,357,024
                                                                         --------------
                                                                         $    8,559,642
---------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12 17

---------------------------------------------------------------------------------------
 Shares                                                                  Value
---------------------------------------------------------------------------------------
                  Construction & Farm Machinery & Heavy Trucks -- 2.4%
        114,000   Joy Global, Inc.                                       $    7,270,920
        329,700   The Manitowoc Co., Inc.                                     5,169,696
                                                                         --------------
                                                                         $   12,440,616
---------------------------------------------------------------------------------------
                  Industrial Machinery -- 2.4%
        105,800   Chart Industries, Inc.*                                $    7,053,686
        136,280   Kennametal, Inc.                                            5,451,200
                                                                         --------------
                                                                         $   12,504,886
                                                                         --------------
                  Total Capital Goods                                    $   33,505,144
---------------------------------------------------------------------------------------
                  COMMERCIAL SERVICES & SUPPLIES -- 5.0%
                  Diversified Support Services -- 1.5%
        235,600   Mobile Mini, Inc.*                                     $    4,907,548
        283,700   Performant Financial Corp.*                                 2,865,370
                                                                         --------------
                                                                         $    7,772,918
---------------------------------------------------------------------------------------
                  Human Resource & Employment Services -- 2.8%
        388,485   On Assignment, Inc.*                                   $    7,878,476
        357,200   WageWorks, Inc.*                                            6,358,160
                                                                         --------------
                                                                         $   14,236,636
---------------------------------------------------------------------------------------
                  Research & Consulting Services -- 0.7%
         42,111   CoStar Group, Inc.*                                    $    3,763,460
                                                                         --------------
                  Total Commercial Services & Supplies                   $   25,773,014
---------------------------------------------------------------------------------------
                  TRANSPORTATION -- 4.9%
                  Air Freight & Logistics -- 1.1%
        303,300   XPO Logistics, Inc.*                                   $    5,271,354
---------------------------------------------------------------------------------------
                  Airlines -- 2.6%
        108,100   Alaska Air Group, Inc.*                                $    4,658,029
         48,820   Allegiant Travel Co.                                        3,583,876
        384,200   US Airways Group, Inc.*                                     5,186,700
                                                                         --------------
                                                                         $   13,428,605
---------------------------------------------------------------------------------------
                  Trucking -- 1.2%
        676,200   Swift Transportation Co.*                              $    6,166,944
                                                                         --------------
                  Total Transportation                                   $   24,866,903
---------------------------------------------------------------------------------------
                  CONSUMER DURABLES & APPAREL -- 6.4%
                  Home Furnishings -- 0.8%
        152,800   Ethan Allen Interiors, Inc.                            $    3,928,488
---------------------------------------------------------------------------------------
                  Homebuilding -- 0.8%
         99,400   Lennar Corp.                                           $    3,843,798
---------------------------------------------------------------------------------------
                  Housewares & Specialties -- 0.7%
         57,000   Tupperware Brands Corp.                                $    3,653,700
---------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

18 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12

---------------------------------------------------------------------------------------
 Shares                                                                  Value
---------------------------------------------------------------------------------------
                  Apparel, Accessories & Luxury Goods -- 2.9%
         53,601   Carter's, Inc.*                                        $    2,982,896
        166,700   G-III Apparel Group, Ltd.*                                  5,706,141
        179,500   Hanesbrands, Inc.*                                          6,429,690
                                                                         --------------
                                                                         $   15,118,727
---------------------------------------------------------------------------------------
                  Footwear -- 1.2%
        415,956   Crocs, Inc.*                                           $    5,985,607
                                                                         --------------
                  Total Consumer Durables & Apparel                      $   32,530,320
---------------------------------------------------------------------------------------
                  CONSUMER SERVICES -- 2.9%
                  Casinos & Gaming -- 0.7%
        426,600   Scientific Games Corp.*                                $    3,698,622
---------------------------------------------------------------------------------------
                  Leisure Facilities -- 0.8%
         63,000   Six Flags Entertainment Corp.                          $    3,855,600
---------------------------------------------------------------------------------------
                  Restaurants -- 0.5%
         35,800   Buffalo Wild Wings, Inc.*                              $    2,606,956
---------------------------------------------------------------------------------------
                  Education Services -- 0.9%
        204,463   Grand Canyon Education, Inc.*                          $    4,798,747
                                                                         --------------
                  Total Consumer Services                                $   14,959,925
---------------------------------------------------------------------------------------
                  MEDIA -- 1.5%
                  Movies & Entertainment -- 1.5%
        297,619   Cinemark Holdings, Inc.                                $    7,732,142
                                                                         --------------
                  Total Media                                            $    7,732,142
---------------------------------------------------------------------------------------
                  RETAILING -- 3.7%
                  Internet Retail -- 0.8%
        189,375   HomeAway, Inc.*                                        $    4,166,250
---------------------------------------------------------------------------------------
                  Apparel Retail -- 1.4%
         94,000   Abercrombie & Fitch Co.                                $    4,509,180
        106,800   Francesca's Holdings Corp.*                                 2,772,528
                                                                         --------------
                                                                         $    7,281,708
---------------------------------------------------------------------------------------
                  Computer & Electronics Retail -- 0.7%
        146,900   GameStop Corp.                                         $    3,685,721
---------------------------------------------------------------------------------------
                  Specialty Stores -- 0.8%
         67,500   Vitamin Shoppe, Inc.*                                  $    3,871,800
                                                                         --------------
                  Total Retailing                                        $   19,005,479
---------------------------------------------------------------------------------------
                  FOOD & STAPLES RETAILING -- 0.5%
                  Food Retail -- 0.5%
        145,798   Natural Grocers by Vitamin Cottage, Inc.*              $    2,783,284
                                                                         --------------
                  Total Food & Staples Retailing                         $    2,783,284
---------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12 19

---------------------------------------------------------------------------------------
 Shares                                                                  Value
---------------------------------------------------------------------------------------
                  FOOD, BEVERAGE & TOBACCO -- 2.6%
                  Packaged Foods & Meats -- 2.6%
        139,000   B&G Foods, Inc.                                        $    3,935,090
        144,200   Flowers Foods, Inc.                                         3,355,534
        149,300   Green Mountain Coffee Roasters, Inc.*                       6,175,048
                                                                         --------------
                                                                         $   13,465,672
                                                                         --------------
                  Total Food, Beverage & Tobacco                         $   13,465,672
---------------------------------------------------------------------------------------
                  HEALTH CARE EQUIPMENT & SERVICES -- 11.8%
                  Health Care Equipment -- 5.2%
        385,053   ABIOMED, Inc.*                                         $    5,182,813
        229,225   Conceptus, Inc.*                                            4,816,017
        271,800   DexCom, Inc.*                                               3,699,198
         44,134   HeartWare International, Inc.*                              3,705,049
        210,300   Insulet Corp.*                                              4,462,566
        237,300   Masimo Corp.                                                4,985,673
                                                                         --------------
                                                                         $   26,851,316
---------------------------------------------------------------------------------------
                  Health Care Supplies -- 4.3%
        167,500   Align Technology, Inc.*                                $    4,648,125
        287,400   Endologix, Inc.*                                            4,092,576
        108,500   Haemonetics Corp.*                                          4,431,140
        480,300   Quidel Corp.*                                               8,967,201
                                                                         --------------
                                                                         $   22,139,042
---------------------------------------------------------------------------------------
                  Health Care Facilities -- 1.7%
        277,100   Brookdale Senior Living, Inc.*                         $    7,016,172
        497,452   LCA-Vision, Inc.*                                           1,417,738
                                                                         --------------
                                                                         $    8,433,910
---------------------------------------------------------------------------------------
                  Managed Health Care -- 0.6%
         57,800   WellCare Health Plans, Inc.*                           $    2,814,282
                                                                         --------------
                  Total Health Care Equipment & Services                 $   60,238,550
---------------------------------------------------------------------------------------
                  PHARMACEUTICALS, BIOTECHNOLOGY & LIFE SCIENCES -- 11.3%
                  Biotechnology -- 5.1%
        348,249   Alkermes Plc*                                          $    6,449,571
        121,900   Cubist Pharmaceuticals, Inc.*                               5,127,114
        382,500   Exact Sciences Corp.*                                       4,050,675
        714,200   Neurocrine Biosciences, Inc.*                               5,342,216
        566,800   NPS Pharmaceuticals, Inc.*                                  5,157,880
                                                                         --------------
                                                                         $   26,127,456
---------------------------------------------------------------------------------------
                  Pharmaceuticals -- 6.2%
        374,300   Akorn, Inc.*                                           $    5,000,648
        202,805   Jazz Pharmaceuticals Plc*                                  10,789,226
        214,900   Salix Pharmaceuticals, Ltd.*                                8,699,152

The accompanying notes are an integral part of these financial statements.

20 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12

---------------------------------------------------------------------------------------
 Shares                                                                  Value
---------------------------------------------------------------------------------------
                  Pharmaceuticals -- (continued)
        318,100   ViroPharma, Inc.*                                      $    7,239,956
                                                                         --------------
                                                                         $   31,728,982
                                                                         --------------
                  Total Pharmaceuticals, Biotechnology & Life Sciences   $   57,856,438
---------------------------------------------------------------------------------------
                  BANKS -- 1.0%
                  Regional Banks -- 1.0%
         73,600   Signature Bank*                                        $    5,250,624
                                                                         --------------
                  Total Banks                                            $    5,250,624
---------------------------------------------------------------------------------------
                  DIVERSIFIED FINANCIALS -- 3.7%
                  Consumer Finance -- 0.7%
         69,884   First Cash Financial Services, Inc.*                   $    3,467,644
---------------------------------------------------------------------------------------
                  Asset Management & Custody Banks -- 1.4%
         71,100   Financial Engines, Inc.*                               $    1,973,025
        125,600   Walter Investment Management Corp.*                         5,403,312
                                                                         --------------
                                                                         $    7,376,337
---------------------------------------------------------------------------------------
                  Investment Banking & Brokerage -- 1.6%
        520,900   E*TRADE Financial Corp.*                               $    4,662,055
        111,600   Evercore Partners, Inc.                                     3,369,204
                                                                         --------------
                                                                         $    8,031,259
                                                                         --------------
                  Total Diversified Financials                           $   18,875,240
---------------------------------------------------------------------------------------
                  REAL ESTATE -- 0.5%
                  Residential REIT -- 0.5%
         57,200   American Campus Communities, Inc.                      $    2,638,636
                                                                         --------------
                  Total Real Estate                                      $    2,638,636
---------------------------------------------------------------------------------------
                  SOFTWARE & SERVICES -- 15.6%
                  Internet Software & Services -- 3.6%
        288,200   Brightcove, Inc.*                                      $    2,605,328
        256,300   ExactTarget, Inc.*                                          5,126,000
        415,900   SciQuest, Inc.*                                             6,596,174
        244,018   Vocus, Inc.*                                                4,241,033
                                                                         --------------
                                                                         $   18,568,535
---------------------------------------------------------------------------------------
                  IT Consulting & Other Services -- 1.6%
        172,800   Gartner, Inc.*                                         $    7,952,256
---------------------------------------------------------------------------------------
                  Data Processing & Outsourced Services -- 2.0%
         73,600   WEX, Inc.*                                             $    5,547,232
        433,200   WNS Holdings, Ltd. (A.D.R.)*                                4,513,944
                                                                         --------------
                                                                         $   10,061,176
---------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12 21

---------------------------------------------------------------------------------------
 Shares                                                                  Value
---------------------------------------------------------------------------------------
                  Application Software -- 7.0%
        148,533   Aspen Technology, Inc.*                                $    4,105,452
        106,500   Guidewire Software, Inc.*                                   3,165,180
        205,900   Nuance Communications, Inc.*                                4,595,688
        180,400   QLIK Technologies, Inc.*                                    3,918,288
         77,700   Solera Holdings, Inc.*                                      4,154,619
        422,540   Tangoe, Inc.*                                               5,015,550
        200,500   TIBCO Software, Inc.*                                       4,413,005
        292,500   TiVo, Inc.*                                                 3,603,600
         30,233   Ultimate Software Group, Inc.*                              2,854,298
                                                                         --------------
                                                                         $   35,825,680
---------------------------------------------------------------------------------------
                  Systems Software -- 1.4%
         29,300   CommVault Systems, Inc.*                               $    2,042,503
        179,340   Fortinet, Inc.*                                             3,778,694
         50,000   Imperva, Inc.*                                              1,576,500
                                                                         --------------
                                                                         $    7,397,697
                                                                         --------------
                  Total Software & Services                              $   79,805,344
---------------------------------------------------------------------------------------
                  TECHNOLOGY HARDWARE & EQUIPMENT -- 1.5%
                  Communications Equipment -- 1.5%
        250,300   Aruba Networks, Inc.*                                  $    5,193,725
        143,500   Procera Networks, Inc.*                                     2,661,925
                                                                         --------------
                                                                         $    7,855,650
                                                                         --------------
                  Total Technology Hardware & Equipment                  $    7,855,650
---------------------------------------------------------------------------------------
                  SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT -- 3.4%
                  Semiconductors -- 3.4%
        487,000   Entropic Communications, Inc.*                         $    2,576,230
        210,000   Monolithic Power Systems, Inc.                              4,678,800
        185,300   Semtech Corp.*                                              5,364,435
        243,900   Skyworks Solutions, Inc.*                                   4,951,170
                                                                         --------------
                                                                         $   17,570,635
                                                                         --------------
                  Total Semiconductors & Semiconductor Equipment         $   17,570,635
---------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

22 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12

---------------------------------------------------------------------------------------
 Principal
 Amount ($)                                                              Value
---------------------------------------------------------------------------------------
                  TOTAL COMMON STOCKS
                  (Cost $442,266,381)                                    $  510,914,233
---------------------------------------------------------------------------------------
                  TOTAL INVESTMENT IN SECURITIES -- 99.7%
                  (Cost $442,266,381) (a)                                $  510,914,233
---------------------------------------------------------------------------------------
                  OTHER ASSETS & LIABILITIES -- 0.3%                     $    1,612,215
---------------------------------------------------------------------------------------
                  TOTAL NET ASSETS -- 100.0%                             $  512,526,448
=======================================================================================

*        Non-income producing security.

(A.D.R.) American Depositary Receipt.

REIT     Real Estate Investment Trust.

(a) At December 31, 2012, the net unrealized gain on investments based on cost for federal income tax purposes of $447,494,033 was as follows:

         Aggregate gross unrealized gain for all investments in which
             there is an excess of value over tax cost                   $   76,577,918

         Aggregate gross unrealized loss for all investments in which
             there is an excess of tax cost over value                      (13,157,718)
                                                                         --------------
         Net unrealized gain                                             $   63,420,200
                                                                         ==============

Purchases and sales of securities (excluding temporary cash investments) for the year ended December 31, 2012 aggregated $754,625,993 and $827,470,752, respectively.

Various inputs are used in determining the value of the Fund's investments. These inputs are summarized in the three broad levels listed below.

    Level 1 - quoted prices in active markets for identical securities.

    Level 2 - other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.) See Notes to Financial Statements -- Note 1A.

    Level 3 - significant unobservable inputs (including the Fund's own assumptions in determining fair value of investments) See Notes to Financial Statements -- Note 1A.

Generally, equity securities are categorized as Level 1, fixed income securities and senior loans as Level 2 and securities valued using fair value methods (other than prices supplied by independent pricing services) are categorized as Level 3. See Notes to Financial Statements -- Note 1A.

The following is a summary of the inputs used as of December 31, 2012, in valuing the Fund's investments:

--------------------------------------------------------------------------------
                                   Level 1        Level   Level 3   Total
--------------------------------------------------------------------------------
Common Stocks                      $510,914,233   $--     $--       $510,914,233
--------------------------------------------------------------------------------
Total                              $510,914,233   $--     $--       $510,914,233
================================================================================

During the year ended December 31, 2012, there were no transfers between Levels 1, 2 and 3.

The accompanying notes are an integral part of these financial statements.


                 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12 23

Statement of Assets and Liabilities | 12/31/12

ASSETS:
   Investment in securities (cost $442,266,381)                    $510,914,233
   Receivables --
      Investment securities sold                                     11,108,684
      Fund shares sold                                                  224,265
      Dividends                                                          54,683
  Prepaid expenses                                                       41,804
--------------------------------------------------------------------------------
         Total assets                                              $522,343,669
================================================================================
LIABILITIES:
   Payables --
      Investment securities purchased                              $  8,361,323
      Fund shares repurchased                                         1,126,247
   Due to custodian                                                      49,034
   Due to affiliates                                                    224,287
   Accrued expenses                                                      56,330
--------------------------------------------------------------------------------
         Total liabilities                                         $  9,817,221
================================================================================
NET ASSETS:
   Paid-in capital                                                 $538,185,336
   Accumulated net realized loss on investments
      and options contracts                                         (94,306,746)
   Net unrealized gain on investments                                68,647,852
   Net unrealized gain on other assets and liabilities
      denominated in foreign currencies                                       6
--------------------------------------------------------------------------------
         Total net assets                                          $512,526,448
================================================================================
NET ASSET VALUE PER SHARE:
(No par value, unlimited number of shares authorized)
   Class A (based on $419,159,021/14,791,791 shares)               $      28.34
   Class B (based on $10,172,422/433,890 shares)                   $      23.44
   Class C (based on $38,786,084/1,618,962 shares)                 $      23.96
   Class R (based on $7,626,954/271,742 shares)                    $      28.07
   Class Y (based on $36,781,967/1,246,587 shares)                 $      29.51
MAXIMUM OFFERING PRICE:
   Class A (28.34 (divided by) 94.25%)                             $      30.07
================================================================================

The accompanying notes are an integral part of these financial statements.

24 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12

Statement of Operations

For the Year Ended 12/31/12

INVESTMENT INCOME:
   Dividends (Net of foreign taxes withheld of $532)               $  2,799,714
   Interest                                                              19,508
   Income from securities loaned, net                                       169
------------------------------------------------------------------------------------------------
         Total investment income                                                   $  2,819,391
================================================================================================
EXPENSES:
   Management fees                                                 $  3,615,988
   Transfer agent fees and expenses
      Class A                                                           797,321
      Class B                                                            95,758
      Class C                                                            57,654
      Class R                                                             4,302
      Class Y                                                             2,429
   Distribution fees
      Class A                                                         1,131,160
      Class B                                                           137,464
      Class C                                                           416,202
      Class R                                                            44,169
   Shareholder communications expense                                   621,577
   Administrative reimbursements                                        164,468
   Custodian fees                                                        31,184
   Registration fees                                                     83,593
   Professional fees                                                     74,786
   Printing expense                                                      14,269
   Fees and expenses of nonaffiliated trustees                           20,470
   Miscellaneous                                                         33,463
------------------------------------------------------------------------------------------------
      Total expenses                                                               $  7,346,257
------------------------------------------------------------------------------------------------
      Net expenses                                                                 $  7,346,257
------------------------------------------------------------------------------------------------
         Net investment loss                                                       $ (4,526,866)
------------------------------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS,
CLASS ACTIONS AND OPTIONS CONTRACTS:
   Net realized gain (loss) on:
      Investments                                                  $ 26,823,362
      Class actions                                                     256,359
      Other assets and liabilities denominated in
         foreign currencies                                              (2,598)
      Written options closed/expired                                    759,953    $ 27,837,076
------------------------------------------------------------------------------------------------
   Change in net unrealized gain on:
      Investments                                                  $ 12,831,641
      Written options                                                   (42,050)
      Other assets and liabilities denominated in foreign currencies          6    $ 12,789,597
------------------------------------------------------------------------------------------------
   Net gain on investments and written options                                     $ 40,626,673
------------------------------------------------------------------------------------------------
   Net increase in net assets resulting from operations                            $ 36,099,807
================================================================================================

The accompanying notes are an integral part of these financial statements.

                 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12 25

Statements of Changes in Net Assets

-------------------------------------------------------------------------------------
                                                       Year Ended      Year Ended
                                                       12/30/12        12/30/11
-------------------------------------------------------------------------------------
FROM OPERATIONS:
Net investment loss                                    $  (4,526,866)  $  (6,342,457)
Net realized gain on investments and written options      27,837,076      78,782,849
Change in net unrealized gain (loss) on investments       12,789,597     (86,311,577)
-------------------------------------------------------------------------------------
      Net increase (decrease) in net assets resulting
         from operations                               $  36,099,807   $ (13,871,185)
-------------------------------------------------------------------------------------
FROM FUND SHARE TRANSACTIONS:
Net proceeds from sale or exchange of shares           $  31,712,071   $  52,812,803
Cost of shares repurchased                              (104,513,213)   (133,580,761)
-------------------------------------------------------------------------------------
      Net decrease in net assets resulting from
         Fund share transactions                       $ (72,801,142)  $ (80,767,958)
-------------------------------------------------------------------------------------
      Net decrease in net assets                         (36,701,335)    (94,639,143)
NET ASSETS:
Beginning of year                                        549,227,783     643,866,926
-------------------------------------------------------------------------------------
End of year                                            $ 512,526,448   $ 549,227,783
=====================================================================================

The accompanying notes are an integral part of these financial statements.

26 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12

Statements of Changes in Net Assets

-------------------------------------------------------------------------------------
                          '12 Shares    '12 Amount       '11 Shares    '11 Amount
-------------------------------------------------------------------------------------
Class A
Shares sold                  708,741    $  20,783,882     1,257,632    $  35,074,021
Less shares repurchased   (2,560,512)     (73,259,010)   (3,157,647)     (87,102,644)
-------------------------------------------------------------------------------------
      Net decrease        (1,851,771)   $ (52,475,128)   (1,900,015)   $ (52,028,623)
=====================================================================================
Class B
Shares exchanged              39,683    $     960,965        74,049    $   1,734,440
Less shares repurchased     (364,133)      (8,904,041)     (543,924)     (12,672,154)
-------------------------------------------------------------------------------------
      Net decrease          (324,450)   $  (7,943,076)     (469,875)   $ (10,937,714)
=====================================================================================
Class C
Shares sold                  205,091    $   4,986,075       260,737    $   6,040,826
Less shares repurchased     (414,065)     (10,424,788)     (530,537)     (12,590,565)
-------------------------------------------------------------------------------------
      Net decrease          (208,974)   $  (5,438,714)     (269,800)   $  (6,549,739)
=====================================================================================
Class R
Shares sold                   77,120    $   2,190,658       211,063    $   5,754,560
Less shares repurchased     (147,185)      (4,192,388)     (261,747)      (7,128,539)
-------------------------------------------------------------------------------------
      Net decrease           (70,065)   $  (2,001,730)      (50,684)   $  (1,373,979)
=====================================================================================
Class Y
Shares sold                   83,947    $   2,790,491       148,487    $   4,208,956
Less shares repurchased     (262,055)      (7,732,986)     (484,567)     (14,086,859)
-------------------------------------------------------------------------------------
      Net decrease          (178,108)   $  (4,942,495)     (336,080)   $  (9,877,903)
=====================================================================================

The accompanying notes are an integral part of these financial statements.

                 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12 27

Financial Highlights

-----------------------------------------------------------------------------------------------------------------------------
                                                                 Year          Year        Year        Year        Year
                                                                 Ended         Ended       Ended       Ended       Ended
                                                                 12/31/12      12/31/11    12/31/10    12/31/09    12/31/08
-----------------------------------------------------------------------------------------------------------------------------
Class A
Net asset value, beginning of period                             $  26.59      $  27.28    $  22.81    $  15.95    $  25.24
-----------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations:
   Net investment loss                                           $  (0.23)     $  (0.28)   $  (0.22)   $  (0.07)   $  (0.07)
   Net realized and unrealized gain (loss) on investments            1.98         (0.41)       4.69        6.93       (8.91)
-----------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations               $   1.75      $  (0.69)   $   4.47    $   6.86    $  (8.98)
-----------------------------------------------------------------------------------------------------------------------------
Distributions to shareowners:
   Net realized gain                                                   --            --          --          --       (0.31)
-----------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                       $   1.75      $  (0.69)   $   4.47    $   6.86    $  (9.29)
-----------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                   $  28.34      $  26.59    $  27.28    $  22.81    $  15.95
=============================================================================================================================
Total return*                                                        6.58%(a)     (2.53)%     19.60%      43.01%     (35.39)%
Ratio of net expenses to average net assets+                         1.25%         1.26%       1.29%       1.35%       1.28%
Ratio of net investment loss to average net assets+                 (0.74)%       (0.95)%     (0.86)%     (0.53)%     (0.29)%
Portfolio turnover rate                                               137%          112%        114%        140%        221%
Net assets, end of period (in thousands)                         $419,159      $442,574    $505,960    $463,880    $171,415
Ratios with no waiver of fees and assumption of expenses by the
   Adviser and no reduction for fees paid indirectly:
   Net expenses                                                      1.25%         1.26%       1.29%       1.35%       1.28%
   Net investment loss                                              (0.74)%       (0.95)%     (0.86)%     (0.53)%     (0.29)%
Ratios with waiver of fees and assumption of expenses by
   the Adviser and reduction for fees paid indirectly:
   Net expenses                                                      1.25%         1.26%       1.29%       1.35%       1.28%
   Net investment loss                                              (0.74)%       (0.95)%     (0.86)%     (0.53)%     (0.28)%
=============================================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period and no sales charges. Total return would be reduced if sales charges were taken into account.

+   Ratios with no reduction for fees paid indirectly.

(a) If the Fund had not recognized gains in settlement of class action lawsuits during the year ended December 31, 2012, the total return would have been 6.54%.

The accompanying notes are an integral part of these financial statements.

28 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12

------------------------------------------------------------------------------------------------------------------------
                                                                 Year         Year       Year       Year       Year
                                                                 Ended        Ended      Ended      Ended      Ended
                                                                 12/31/12     12/31/11   12/31/10   12/31/09   12/31/08
------------------------------------------------------------------------------------------------------------------------
Class B
Net asset value, beginning of period                             $ 22.31      $ 23.17    $ 19.60    $ 13.90    $ 22.42
------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations:
   Net investment loss                                           $ (0.70)     $ (0.66)   $ (0.55)   $ (0.11)   $ (0.39)
   Net realized and unrealized gain (loss) on investments           1.83        (0.20)      4.12       5.81      (7.82)
------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations               $  1.13      $ (0.86)   $  3.57    $  5.70    $ (8.21)
------------------------------------------------------------------------------------------------------------------------
Distributions to shareowners:
   Net realized gain                                                  --           --         --         --      (0.31)
------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                       $  1.13      $ (0.86)   $  3.57    $  5.70    $ (8.52)
------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                   $ 23.44      $ 22.31    $ 23.17    $ 19.60    $ 13.90
========================================================================================================================
Total return*                                                       5.07%(a)    (3.71)%    18.21%     41.01%    (36.41)%
Ratio of net expenses to average net assets+                        2.68%        2.49%      2.45%      2.58%      2.84%
Ratio of net investment loss to average net assets+                (2.21)%      (2.19)%    (2.03)%    (1.54)%    (1.86)%
Portfolio turnover rate                                              137%         112%       114%       140%       221%
Net assets, end of period (in thousands)                         $10,172      $16,919    $28,464    $40,989    $ 1,153
Ratios with no waiver of fees and assumption of expenses by the
   Adviser and no reduction for fees paid indirectly:
   Net expenses                                                     2.68%        2.49%      2.45%      2.58%      2.84%
   Net investment loss                                             (2.21)%      (2.19)%    (2.03)%    (1.54)%    (1.86)%
Ratios with waiver of fees and assumption of expenses by the
   Adviser and reduction for fees paid indirectly:
   Net expenses                                                     2.68%        2.49%      2.45%      2.58%      2.82%
   Net investment loss                                             (2.21)%      (2.19)%    (2.03)%    (1.54)%    (1.84)%
========================================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period and no sales charges. Total return would be reduced if sales charges were taken into account.

+   Ratios with no reduction for fees paid indirectly.

(a) If the Fund had not recognized gains in settlement of class action lawsuits during the year ended December 31, 2012, the total return would have been 5.00%.

The accompanying notes are an integral part of these financial statements.

                 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12 29

---------------------------------------------------------------------------------------------------------------------
                                                              Year         Year       Year       Year       Year
                                                              Ended        Ended      Ended      Ended      Ended
                                                              12/31/12     12/31/11   12/31/10   12/31/09   12/31/08
---------------------------------------------------------------------------------------------------------------------
Class C
Net asset value, beginning of period                          $ 22.68      $ 23.47    $ 19.81    $ 14.02    $ 22.57
---------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations:
   Net investment loss                                        $ (0.41)     $ (0.46)   $ (0.42)   $ (0.09)   $ (0.27)
   Net realized and unrealized gain (loss) on investments        1.69        (0.33)      4.08       5.88      (7.97)
---------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations            $  1.28      $ (0.79)   $  3.66    $  5.79    $ (8.24)
---------------------------------------------------------------------------------------------------------------------
Distributions to shareowners:
   Net realized gain                                               --           --         --         --      (0.31)
---------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                    $  1.28      $ (0.79)   $  3.66    $  5.79    $ (8.55)
---------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                $ 23.96      $ 22.68    $ 23.47    $ 19.81    $ 14.02
=====================================================================================================================
Total return*                                                    5.64%(a)    (3.37)%    18.48%     41.30%    (36.30)%
Ratio of net expenses to average net assets+                     2.11%        2.13%      2.26%      2.39%      2.65%
Ratio of net investment loss to average net assets+             (1.60)%      (1.82)%    (1.83)%    (1.33)%    (1.64)%
Portfolio turnover rate                                           137%         112%       114%       140%       221%
Net assets, end of period (in thousands)                      $38,786      $41,448    $49,239    $49,845    $   696
Ratios with no waiver of fees and assumption of expenses
   by the Adviser and no reduction for fees paid indirectly:
   Net expenses                                                  2.11%        2.13%      2.26%      2.39%      2.65%
   Net investment loss                                          (1.60)%      (1.82)%    (1.83)%    (1.33)%    (1.64)%
Ratios with waiver of fees and assumption of expenses
   by the Adviser and reduction for fees paid indirectly:
   Net expenses                                                  2.11%        2.13%      2.26%      2.39%      2.64%
   Net investment loss                                          (1.60)%      (1.82)%    (1.83)%    (1.33)%    (1.63)%
=====================================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period and no sales charges. Total return would be reduced if sales charges were taken into account.

+   Ratios with no reduction for fees paid indirectly.

(a) If the Fund had not recognized gains in settlement of class action lawsuits during the year ended December 31, 2012, the total return would have been 5.60%.

The accompanying notes are an integral part of these financial statements.

30 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12

----------------------------------------------------------------------------------------------------------
                                                           Year         Year       Year       8/3/09
                                                           Ended        Ended      Ended      to
                                                           12/31/12     12/31/11   12/31/10   12/31/09 (a)
----------------------------------------------------------------------------------------------------------
Class R
Net asset value, beginning of period                       $ 26.43      $ 27.20    $ 22.80    $ 20.45
----------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
   Net investment loss                                     $ (0.36)     $ (0.37)   $ (0.29)   $ (0.04)
   Net realized and unrealized gain (loss) on investments     2.00        (0.40)      4.69       2.39
----------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations         $  1.64      $ (0.77)   $  4.40    $  2.35
----------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                 $  1.64      $ (0.77)   $  4.40    $  2.35
----------------------------------------------------------------------------------------------------------
Net asset value, end of period                             $ 28.07      $ 26.43    $ 27.20    $ 22.80
==========================================================================================================
Total return*                                                 6.21%(c)    (2.83)%    19.30%     11.49%(b)
Ratio of net expenses to average net assets+                  1.60%        1.57%      1.55%      1.58%**
Ratio of net investment loss to average net assets+          (1.10)%      (1.25)%    (1.12)%    (0.49)%**
Portfolio turnover rate                                        137%         112%       114%       140%**
Net assets, end of period (in thousands)                   $ 7,627      $ 9,033    $10,677    $10,515
Ratios with reduction for fees paid indirectly:
   Net expenses                                               1.60%        1.57%      1.55%      1.58%**
   Net investment loss                                       (1.10)%      (1.25)%    (1.12)%    (0.49)%**
==========================================================================================================

(a) Class R shares were first publicly offered on August 3, 2009.

(b) Not annualized.

(c) If the Fund had not recognized gains in settlement of class action lawsuits during the year ended December 31, 2012, the total return would have been 6.16%.

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, and the complete redemption of the investment at net asset value at each end of each period.

**  Annualized.

+   Ratio with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.

                 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12 31

---------------------------------------------------------------------------------------------------------------------
                                                             Year         Year       Year       Year        Year
                                                             Ended        Ended      Ended      Ended       Ended
                                                             12/31/12     12/31/11   12/31/10   12/31/09    12/31/08
---------------------------------------------------------------------------------------------------------------------
Class Y
Net asset value, beginning of period                         $ 27.55      $ 28.13    $ 23.39    $ 16.26     $ 25.59
---------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations:
   Net investment income (loss)                              $ (0.08)     $ (0.14)   $ (0.11)   $  0.01(a)  $  0.05
   Net realized and unrealized gain (loss) on investments       2.04        (0.44)      4.85       7.13       (9.07)
---------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations           $  1.96      $ (0.58)   $  4.74    $  7.13     $ (9.02)
---------------------------------------------------------------------------------------------------------------------
Distributions to shareowners:
   Net realized gain                                              --           --         --         --       (0.31)
---------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                   $  1.96      $ (0.58)   $  4.74    $  7.13     $ (9.33)
---------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                               $ 29.51      $ 27.55    $ 28.13    $ 23.39     $ 16.26
=====================================================================================================================
Total return*                                                   7.12%(b)    (2.06)%    20.26%     43.85%     (35.06)%
Ratio of net expenses to average net assets+                    0.76%        0.75%      0.76%      0.77%       0.79%
Ratio of net investment income (loss) to average net assets+   (0.25)%      (0.44)%    (0.34)%    (0.04)%      0.23%
Portfolio turnover rate                                          137%         112%       114%       140%        221%
Net assets, end of period (in thousands)                     $36,782      $39,253    $49,527    $82,061     $42,259
Ratios with waiver of fees and assumption of expenses
   by the Adviser and reduction for fees paid indirectly:
   Net expenses                                                 0.76%        0.75%      0.76%      0.77%       0.79%
   Net investment income (loss)                                (0.25)%      (0.44)%    (0.34)%     0.04%       0.23%
=====================================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions and the complete redemption of the investment at net asset value at the end of each period.

+   Ratios with no reduction for fees paid indirectly.

(a) The amount shown for share outstanding does not correspond with the net investment loss on the Statement of Operations for the period due to the timing of sales and repurchases of shares.

(b) If the Fund had not recognized gains in settlement of class action lawsuits during the year ended December 31, 2012, the total return would have been 7.07%.

The accompanying notes are an integral part of these financial statements.

32 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12

Notes to Financial Statements | 12/31/12

1. Organization and Significant Accounting Policies

Pioneer Growth Opportunities Fund (the Fund) is one of two series comprising Pioneer Series Trust II, a Delaware statutory trust. The Fund is registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. The investment objective of the Fund is growth of capital.

The Fund offers five classes of shares designated as Class A, Class B, Class C, Class R, and Class Y shares. Class R shares were first publicly offered on August 3, 2009. Class Y shares were first publicly offered on September 23, 2005. Effective as of the close of business on December 31, 2009, Class B shares are no longer offered to new or existing shareholders, except that dividends and/or capital gain distributions may continue to be reinvested in Class B shares, and shareholders may exchange their Class B shares for Class B shares of other Pioneer funds, as permitted by existing exchange privileges. Each class of shares represents an interest in the same portfolio of investments of the Fund and has identical rights (based on relative net asset values) to assets and liquidation proceeds. Share classes can bear different rates of class-specific fees and expenses such as transfer agent and distribution fees. Differences in class-specific fees and expenses will result in differences in net investment income and, therefore, the payment of different dividends from net investment income earned by each class. The Amended and Restated Declaration of Trust of the Fund gives the Board the flexibility to specify either per share voting or dollar-weighted voting when submitting matters for shareholder approval. Under per share voting, each share of a class of the Fund is entitled to one vote. Under dollar-weighted voting, a shareholder's voting power is determined not by the number of shares owned, but by the dollar value of the shares on the record date. Each share class has exclusive voting rights with respect to matters affecting only that class, including with respect to the distribution plan for that class. There is no distribution plan for Class Y shares. Class B shares convert to Class A shares approximately eight years after the date of purchase.

The Fund's financial statements have been prepared in conformity with U.S. generally accepted accounting principles that require the management of the Fund to, among other things, make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income, expenses, and gain or loss on investments during the reporting period. Actual results could differ from those estimates.

The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements, which are consistent with those policies generally accepted in the investment company industry:

                 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12 33

A.  Security Valuation

    Security transactions are recorded as of trade date. The net asset value of the Fund is computed once daily, on each day the New York Stock Exchange
    (NYSE) is open, as of the close of regular trading on the NYSE. In computing the net asset value, securities that have traded on an exchange are valued at the last sale price on the principal exchange where they are traded. Securities that have not traded on the date of valuation, or securities for which sale prices are not available, generally are valued at the mean between the last bid and asked prices. Short-term fixed income securities with remaining maturities of sixty days or less generally are valued at amortized cost. Money market mutual funds are valued at net asset value.

    Trading in foreign securities is substantially completed each day at various times prior to the close of the NYSE. The values of such securities used in computing the net asset value of the Fund's shares are determined as of such times.

    Securities for which market prices and/or quotations are not readily available or are considered to be unreliable are valued by or at the direction or with the approval of the Valuation Committee using fair value methods pursuant to procedures adopted by the Board of Trustees. The Valuation Committee is comprised of certain members of the Board of Trustees. The Fund may use fair value methods if it is determined that a significant event has occurred after the close of the exchange or market on which the security trades and prior to the determination of the Fund's net asset value. Examples of a significant event might include political or economic news, corporate restructurings, natural disasters, terrorist activity or trading halts. Thus, the valuation of the Fund's securities may differ significantly from exchange prices and such differences could be material. Pioneer Investment Management, Inc. (PIM) is responsible for monitoring developments that may impact fair valued securities and for discussing and assessing fair values on an ongoing basis, and at least quarterly, with the Valuation Committee.

    At December 31, 2012, there were no securities that were valued using fair value methods (other than prices supplied by independent pricing services). Inputs used when applying fair value methods to value a security may include credit ratings, the financial condition of the company, current market conditions and comparable securities.

    Dividend income is recorded on the ex-dividend date except that certain dividends from foreign securities where the ex-dividend date may have passed are recorded as soon as the Fund becomes aware of the ex-dividend data in the exercise of reasonable diligence. Interest income, including interest on income bearing cash accounts, is recorded on the accrual basis. Dividend and interest income are reported net of unrecoverable foreign taxes withheld at the applicable country rates.

34 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12

    Gains and losses on sales of investments are calculated on the identified cost method for both financial reporting and federal income tax purposes.

B.  Foreign Currency Translation

    The books and records of the Fund are maintained in U.S. dollars. Amounts denominated in foreign currencies are translated into U.S. dollars using current exchange rates.

    Net realized gains and losses on foreign currency transactions, if any, represent, among other things, the net realized gains and losses on foreign currency contracts, disposition of foreign currencies and the difference between the amount of income accrued and the U.S. dollars actually received. Further, the effects of changes in foreign currency exchange rates on investments are not segregated in the statement of operations from the effects of changes in market price of those securities but are included with the net realized and unrealized gain or loss on investments.

C.  Federal Income Taxes

    It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income and net realized capital gains, if any, to its shareowners. Therefore, no provision for federal taxes is required. As of December 31, 2012, the Fund did not have any interest and penalties related to uncertain tax positions, which, if applicable, would be recorded as an income tax expense on the Statement of Operations. Tax years for the prior three fiscal years remain subject to examination by federal and state tax authorities.

    The amount and character of income and capital gain distributions to shareowners are determined in accordance with federal income tax rules, which may differ from U.S. generally accepted accounting principles. Distributions in excess of net investment income or net realized gains are temporary overdistributions for financial statement purposes resulting from differences in the recognition or classification of income or distributions for financial statement and tax purposes. Capital accounts within the financial statements are adjusted for permanent book/tax differences to reflect tax character, but are not adjusted for temporary differences. At December 31, 2012, the Fund reclassified $4,529,464 to decrease paid-in capital, $4,526,866 to decrease net investment loss, and $2,598 to decrease accumulated net realized loss on investments to reflect permanent book/tax differences. These adjustments have no impact on net assets or the results of operations.

    At December 31, 2012, the Fund had a net capital loss carryforward of $89,079,094, of which, the following amounts will expire between 2016 and 2017 if not utilized: $61,681,654 in 2016 and $27,397,440 in 2017.

    There were no distributions paid during the years ended December 31, 2012 and December 31, 2011.

                 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12 35

    The following shows the components of accumulated losses on a federal income tax basis at December 31, 2012:

    ----------------------------------------------------------------------------
                                                                          2012
    ----------------------------------------------------------------------------
    Accumulated losses:
    Capital loss carryforward                                      $(89,079,094)
    Unrealized appreciation                                          63,420,206
    ----------------------------------------------------------------------------
       Total                                                       $(25,658,888)
    ============================================================================

    The difference between book basis and tax basis unrealized appreciation is attributable to the tax deferral of losses on wash sales.

D.  Fund Shares

    The Fund records sales and repurchases of its shares as of trade date. Pioneer Funds Distributor, Inc. (PFD), the principal underwriter for the Fund and a wholly owned indirect subsidiary of UniCredit S.p.A. (UniCredit), earned $16,950 in underwriting commissions on the sale of Class A shares during the year ended December 31, 2012.

E.  Class Allocations

    Income, common expenses and realized and unrealized gains and losses are calculated at the Fund level and allocated daily to each class of shares based on its respective percentage of adjusted net assets at the beginning of the day. During the year ended December 31, 2012. The Fund recognized gains of $256,359 in settlement of class action lawsuits from several different companies, as reflected on the Statement of Operations.

    Distribution fees are calculated based on the average daily net asset value attributable to Class A, Class B, Class C and Class R shares of the Fund, respectively (see Note 4). Class Y shares do not pay distribution fees. All expenses and fees paid to the transfer agent, Pioneer Investment Management

    Shareholder Services, Inc. (PIMSS), for its services are allocated among the classes of shares based on the number of accounts in each class and the ratable allocation of related out-of-pocket expenses (see Note 3).

    Distributions to shareowners are recorded as of the ex-dividend date. Distributions paid by the Fund with respect to each class of shares are calculated in the same manner and at the same time, except that net investment income dividends to Class A, Class B, Class C, Class R and Class Y shares can reflect different transfer agent and distribution expense rates.

36 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12

F.  Risks

    At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making the Fund more susceptible to any economic, political, or regulatory developments or other risks affecting those industries and sectors. The Fund's prospectus contains unaudited information regarding the Fund's principal risks. Please refer to that document when considering the Fund's principal risks.

G.  Securities Lending

    The Fund may lend securities in its portfolio to certain broker-dealers or other institutional investors. When entering into a securities loan transaction, the Fund typically receives cash collateral from the borrower equal to at least the value of the securities loaned, which is invested in temporary investments. Credit Suisse AG, New York Branch, as the Fund's securities lending agent, manages the Fund's securities lending collateral. The income earned on the investment of collateral is shared with the borrower and the lending agent in payment of any rebate due to the borrower with respect to the securities loan, and in compensation for the lending agent's services to the Fund. The Fund also continues to receive payments in lieu of dividends or interest on the securities loaned. Gain or loss on the value of the loaned securities that may occur during the term of the loan will be for the account of the Fund. The amount of the collateral is required to be adjusted daily to reflect any price fluctuation in the value of the loaned securities. If the required market value of the collateral is less than the value of the loaned securities, the borrower is required to deliver additional collateral for the account of the Fund prior to the close of business on that day. The Fund has the right, under the lending agreement, to terminate the loan and recover the securities from the borrower with prior notice. The Fund is required to return the cash collateral to the borrower and could suffer a loss if the value of the collateral, as invested, has declined. As of May 8, 2012 the Fund has ended its involvement with the securities lending program.

H.  Repurchase Agreements

    With respect to repurchase agreements entered into by the Fund, the value of the underlying securities (collateral), including accrued interest, is required to be equal to or in excess of the repurchase price. The collateral for all repurchase agreements is held in safekeeping in the customer-only account of the Fund's custodian or a subcustodian of the Fund. PIM is responsible for determining that the value of the collateral remains at least equal to the repurchase price.

                 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12 37

I.  Option Writing

    The Fund may buy and sell put and call options, or write put and covered call options on portfolio securities in order to produce incremental earning or protect against changes in the value of portfolio securities. The Fund generally purchases put options or writes covered call options to hedge against adverse movements in the value of portfolio holdings. When an option is written, the Fund receives a premium and becomes obligated to sell or purchase the underlying security at a fixed price, upon the exercise of the option. When the Fund writes an option, an amount equal to the premium received by the Fund is recorded as a liability and is subsequently adjusted to the current value of the option written. Premiums received from writing options that expire unexercised are treated by the Fund on the expiration date as realized gains from investments. The difference between the premium and the amount paid on effecting a closing purchase transaction, including brokerage commissions, is also treated as a realized gain, or, if the premium is less than the amount paid for the closing purchase transaction, as a realized loss. If a call option is exercised, the premium is added to the proceeds from the sale of the underlying security in determining whether the Fund has realized a gain or loss. The Fund as writer of an option bears the market risk of an unfavorable change in the price of the security underlying the written option.

    Transactions in written call options for the year ended December 31, 2012 are summarized as follows:

    ----------------------------------------------------------------------------
                                                        Number of      Premiums
                                                        Contracts      Received
    ----------------------------------------------------------------------------
     Options outstanding at beginning of year                 829    $  131,222
     Options opened                                         7,347       957,791
     Options exercised                                     (2,695)     (535,964)
     Options closed                                          (416)      (57,562)
     Options expired                                       (5,065)     (495,487)
    ----------------------------------------------------------------------------
     Options outstanding at end of year                        --    $       --
    ============================================================================

2. Management Agreement

PIM, a wholly owned indirect subsidiary of UniCredit, manages the Fund's portfolio. Management fees are calculated daily at the annual rate of 0.65% of the Fund's average daily net assets.

In addition, under the management and administration agreements, certain other services and costs, including accounting, regulatory reporting and insurance premiums, are paid by the Fund as administrative reimbursements.

38 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12

Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $48,336 in management fees, administrative costs and certain other reimbursements payable to PIM at December 31, 2012.

Effective March 5, 2012, PIM has retained Brown Brothers Harriman & Co. to provide certain sub-administration and accounting services to the Fund.

3. Transfer Agent

PIMSS, a wholly owned indirect subsidiary of UniCredit, provides substantially all transfer agent and shareowner services to the Fund at negotiated rates.

In addition, the Fund reimburses PIMSS for out-of-pocket expenses incurred by PIMSS related to shareholder communications activities such as proxy and statement mailings, outgoing phone calls and omnibus relationship contracts.

For the year ended December 31, 2012 such out-of-pocket expenses by class of shares were as follows:

--------------------------------------------------------------------------------
 Shareholder Communications:
--------------------------------------------------------------------------------
 Class A                                                               $447,336
 Class B                                                                 34,957
 Class C                                                                101,038
 Class R                                                                 28,719
 Class Y                                                                  9,527
--------------------------------------------------------------------------------
   Total                                                               $621,577
================================================================================

Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $159,016 in transfer agent fees and out-of-pocket reimbursements payable to PIMSS at December 31, 2012.

4. Distribution and Service Plans

The Fund has adopted a Distribution Plan pursuant to Rule 12b-1 of the Investment Company Act of 1940 with respect to its Class A, Class B, Class C and Class R shares. Pursuant to the Plan, the Fund pays PFD 0.25% of the average daily net assets attributable to Class A shares as compensation for personal services and/or account maintenance services or distribution services with regard to Class A shares. Pursuant to the Plan, the Fund also pays PFD 1.00% of the average daily net assets attributable to Class B and Class C shares. The fee for Class B and Class C shares consists of a 0.25% service fee and a 0.75% distribution fee paid as compensation for personal services and/or account maintenance services or distribution services with regard to Class B

                 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12 39 and Class C shares. Pursuant to the Plan, the Fund further pays PFD 0.50% of the average daily net assets attributable to Class R shares for distribution services. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $16,935 in distribution fees payable to PFD at December 31, 2012.

The Fund also has adopted a separate service plan for Class R shares (Service
Plan). The Service Plan authorizes the Fund to pay securities dealers, plan administrators or other service organizations that agree to provide certain services to retirement plans or plan participants holding shares of the Fund a service fee of up to 0.25% of the Fund's average daily net assets attributable to Class R shares held by such plans.

In addition, redemptions of each class of shares (except Class R and Class Y shares) may be subject to a contingent deferred sales charge (CDSC). A CDSC of 1.00% may be imposed on redemptions of certain net asset value purchases of Class A shares within 12 months of purchase. Class B shares that are redeemed within five years of purchase are subject to a CDSC at declining rates beginning at 4.00%, based on the lower of cost or market value of shares being redeemed. Redemptions of Class C shares within one year of purchase are subject to a CDSC of 1.00%, based on the lower of cost or market value of shares being redeemed. Shares purchased as part of an exchange remain subject to any CDSC that applied to the original purchase of those shares. There is no CDSC for Class R or Class Y shares. Proceeds from the CDSCs are paid to PFD. For the year ended December 31, 2012, CDSCs in the amount of $11,025 were paid to PFD.

5. Expense Offset Arrangements

The Fund has entered into certain expense offset arrangements with PIMSS which may result in a reduction in the Fund's total expenses, due to interest earned on cash held by PIMSS. For the year ended December 31, 2012, the Fund's expenses were not reduced under such arrangements.

6. Line of Credit Facility

The Fund, along with certain other funds in the Pioneer Family of Funds (the Funds), participates in a committed, unsecured revolving line of credit facility. Borrowings are used solely for temporary or emergency purposes. The Fund may borrow up to the lesser of the amount available under the facility or the limits set for borrowing by the Fund's prospectus and the 1940 Act. The credit facility in effect until January 20, 2012 was in the amount of $165 million. Under such facility, interest on borrowings was payable at the higher of the London Interbank Offered Rate (LIBOR) on the borrowing date plus 1.25% on an annualized basis or the Federal Funds Rate on the borrowing date plus 1.25% on an annualized basis. The credit facility in effect as of February 15, 2012 is in the amount of $215 million. Under such facility, depending on the type of loan, interest on borrowings is payable at LIBOR plus 0.90% on an

40 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12 annualized basis, or the Alternate Base Rate, which is the greater of (a) the facility's administrative agent's daily announced prime rate on the borrowing date, (b) 2% plus the Federal Funds Rate on the borrowing date and (c) 2% plus the overnight Euro dollar rate on the borrowing date. The Funds pay an annual commitment fee to participate in a credit facility. The commitment fee is allocated among participating Funds based on an allocation schedule set forth in the credit agreement. For the year ended December 31, 2012, the Fund had no borrowings under a credit facility.

7. Additional Disclosures about Derivative Instruments and Hedging Activities

The effect of derivative instruments on the Statement of Operations for the year ended December 31, 2012 was as follows:

---------------------------------------------------------------------------------------------------
 Derivatives Not                                                                    Change in
 Accounted for as                                                     Realized      Unrealized
 Hedging Instruments                                                  Gain on       Gain or (Loss)
 Under Accounting              Location of Gain or (Loss)             Derivatives   on Derivatives
 Standards Codification        on Derivatives Recognized              Recognized    Recognized
 (ASC) 815                     in Income                              in Income     in Income
---------------------------------------------------------------------------------------------------
 Equity Contracts -- Options   Net realized gain on written options
                               closed/expired                         $759,953
 Equity Contracts -- Options   Change in net unrealized gain on
                               written options                                      $(42,050)

                 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12 41

Report of Independent Registered Public Accounting Firm

To the Board of Trustees of Pioneer Series Trust II and Shareowners of Pioneer Growth Opportunities Fund:
--------------------------------------------------------------------------------

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Pioneer Growth Opportunities Fund (one of the series comprising Pioneer Series Trust II (the "Trust")) as of December 31, 2012, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Trust's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2012, by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Pioneer Growth Opportunities Fund of Pioneer Series Trust II at December 31, 2012, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and financial highlights for each of the periods indicated therein, in conformity with U.S. generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP

Boston, Massachusetts
February 25, 2013

42 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12

Additional Information (unaudited)

Subsequent Event

The Board of Trustees of Pioneer Growth Opportunities Fund has approved certain changes to the Fund's investment objective, strategies and portfolio management. The changes are effective as of May 1, 2013. The Portfolio will be renamed Pioneer Select Mid Cap Growth Fund.

                 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12 43

Approval of Investment Advisory Agreement

Pioneer Investment Management, Inc. (PIM) serves as the investment adviser to Pioneer Growth Opportunities Fund (the Fund) pursuant to an investment advisory agreement between PIM and the Fund. In order for PIM to remain the investment adviser of the Fund, the Trustees of the Fund must determine annually whether to renew the investment advisory agreement for the Fund.

The contract review process began in March 2012 as the Trustees of the Fund agreed on, among other things, an overall approach and timeline for the process. In July 2012, the Trustees approved the format of the contract review materials and submitted their formal request to PIM to furnish information necessary to evaluate the terms of the investment advisory agreement. The contract review materials were provided to the Trustees in July 2012 and September 2012. After reviewing and discussing the materials, the Trustees submitted a request for additional information to PIM, and materials were provided in response to this request. Meetings of the Independent Trustees of the Fund were held in July, September, October, and November, 2012 to review and discuss the contract review materials. In addition, the Trustees took into account the information related to the Fund provided to the Trustees at each regularly scheduled meeting.

At a meeting held on November 13, 2012, based on their evaluation of the information provided by PIM and third parties, the Trustees of the Fund, including the Independent Trustees voting separately, unanimously approved the renewal of the investment advisory agreement for another year. In considering the renewal of the investment advisory agreement, the Trustees considered various factors that they determined were relevant, including the factors described below. The Trustees did not identify any single factor as the controlling factor in determining to approve the renewal of the agreement.

Nature, Extent and Quality of Services

The Trustees considered the nature, extent and quality of the services that had been provided by PIM to the Fund, taking into account the investment objective and strategy of the Fund. The Trustees reviewed the terms of the investment advisory agreement. The Trustees also reviewed PIM's investment approach for the Fund, its research process and its process for trade execution. The Trustees considered the resources of PIM and the personnel of PIM who provide investment management services to the Fund. The Trustees considered the non-investment resources and personnel of PIM involved in PIM's services to the Fund, including PIM's compliance and legal resources and personnel.

44 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12

The Trustees also considered the substantial attention and high priority given by PIM's senior management to the Pioneer fund complex. In addition, the Trustees considered PIM's plans to increase resources in its investment management function and other enhancements to PIM's advisory capabilities.

The Trustees considered that PIM supervises and monitors the performance of the Fund's service providers and provides the Fund with personnel (including Fund officers) and other resources that are necessary for the Fund's business management and operations. The Trustees also considered that, as administrator, PIM is responsible for the administration of the Fund's business and other affairs. The Trustees considered the fees paid to PIM for the provision of administration services.

Based on these considerations, the Trustees concluded that the nature, extent and quality of services that had been provided by PIM to the Fund were satisfactory and consistent with the terms of the investment advisory agreement.

Performance of the Fund

The Trustees considered the performance results of the Fund over various time periods. They reviewed information comparing the Fund's performance with the performance of its peer group of funds as classified by Morningstar, Inc. (Morningstar), an independent provider of investment company data, and with the performance of the Fund's benchmark index. The Trustees considered that the Fund's annualized total return was in the third quintile of its Morningstar category for the one and five year periods ended June 30, 2012, and in the fifth quintile of its Morningstar category for the three year period ended June 30, 2012. (In all quintile rankings referred to throughout this disclosure, first quintile is most favorable to the Fund's shareowners. Thus, highest relative performance would be first quintile and lowest relative expenses would also be first quintile.) The Trustees considered reasons for the underperformance of the Fund relative to its peer group and the steps recently taken by PIM in an effort to improve the performance of the Fund. The Trustees agreed that they would continue to closely monitor the Fund's performance.

Management Fee and Expenses

The Trustees considered information showing the fees and expenses of the Fund in comparison to the management fees and expense ratios of its peer group of funds as classified by Morningstar and also to the expense ratios of a peer group of funds selected on the basis of criteria determined by the Independent Trustees for this purpose using data provided by Strategic Insight Mutual Trust Research and Consulting, LLC (Strategic Insight), an independent third party.

                 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12 45

The Trustees considered that the Fund's management fee for the twelve months ended June 30, 2012 was in the first quintile relative to the management fees paid by other funds in its Morningstar peer group for the comparable period. The Trustees noted that there were no breakpoints in the Fund's management fee schedule and considered information that showed that the current fee for the Fund would remain competitive at higher asset levels. The Trustees also considered that the Fund's expense ratio for the twelve months ended June 30, 2012 was in the first quintile relative to its Strategic Insight peer group for the comparable period.

The Trustees reviewed gross and net management fees charged by PIM to its institutional and other clients, including publicly offered European funds, U.S. registered investment companies (in a sub-advisory capacity), and unaffiliated foreign and domestic separate accounts. The Trustees also considered PIM's costs in providing services to the Fund and to its other clients and considered the differences in management fees and profit margins for PIM's Fund and non-Fund services. In evaluating the fees associated with PIM's client accounts, the Trustees took into account the respective demands, resources and complexity associated with the Fund and client accounts. The Trustees noted that in some instances the fee rates for those clients were lower than the management fee for the Fund and considered that, under the investment advisory agreement with the Fund, PIM performs additional services for the Fund that it does not provide to those other clients or services that are broader in scope, including oversight of the Fund's other service providers and activities related to compliance and the extensive regulatory and tax regimes to which the Fund is subject. The Trustees also considered the different entrepreneurial risks associated with PIM's management of the Fund and the other client accounts. The Trustees concluded that the management fee payable by the Fund to PIM was reasonable in relation to the nature and quality of the services provided by PIM.

Profitability

The Trustees considered information provided by PIM regarding the profitability of PIM with respect to the advisory services provided by PIM to the Fund, including the methodology used by PIM in allocating certain of its costs to the management of the Fund. The Trustees also considered PIM's profit margin in connection with the overall operation of the Fund. They further reviewed the financial results realized by PIM and its affiliates from non-fund businesses. The Trustees considered PIM's profit margins with respect to the Fund in comparison to the limited industry data available and noted that the profitability of any adviser was affected by numerous factors,

46 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12 including its organizational structure and method for allocating expenses. The Trustees concluded that PIM's profitability with respect to the management of the Fund was not unreasonable.

Economies of Scale

The Trustees considered PIM's views relating to economies of scale in connection with the Pioneer Funds as fund assets grow and the extent to which any such economies of scale are shared with funds and fund shareholders. The Trustees recognize that economies of scale are difficult to identify and quantify, rarely identifiable on a Fund-by-Fund basis, and that, among other factors that may be relevant, are the following: fee levels, expense subsidization, investment by PIM in research and analytical capabilities and PIM's commitment and resource allocation to the Funds. The Trustees noted that profitability also may be an indicator of the availability of any economies of scale, although profitability may vary for other reasons particularly, for example during the recent difficult periods for financial markets, as the level of services was maintained notwithstanding a significant decline in PIM's fee revenues from the Funds. Accordingly, the Trustees concluded that economies of scale, if any, were being appropriately shared with the Fund.

Other Benefits

The Trustees considered the other benefits to PIM from its relationship with the Fund. The Trustees considered the character and amount of fees paid by the Fund, other than under the investment advisory agreement, for services provided by PIM and its affiliates. The Trustees further considered the revenues and profitability of PIM's businesses other than the fund business. The Trustees also considered the benefits to the Fund and to PIM and its affiliates from the use of "soft" commission dollars generated by the Fund to pay for research and brokerage services. The Trustees considered the intangible benefits to PIM by virtue of its relationship with the Fund and the other Pioneer funds. The Trustees concluded that the receipt of these benefits was reasonable in the context of the overall relationship between PIM and the Fund.

Conclusion

After consideration of the factors described above as well as other factors, the Trustees, including all of the Independent Trustees, concluded that the investment advisory agreement between PIM and the Fund, including the fees payable thereunder, was fair and reasonable and voted to approve the proposed renewal of the investment advisory agreement for the Fund.

                 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12 47

Trustees, Officers and Service Providers

Investment Adviser
Pioneer Investment Management, Inc.

Custodian and Sub-Administrator
Brown Brothers Harriman & Co.

Independent Registered Public Accounting Firm
Ernst & Young LLP

Principal Underwriter
Pioneer Funds Distributor, Inc.

Legal Counsel
Bingham McCutchen LLP

Shareowner Services and Transfer Agent
Pioneer Investment Management Shareholder Services, Inc.

Proxy Voting Policies and Procedures of the Fund are available without charge, upon request, by calling our toll free number (1-800-225-6292). Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is publicly available to shareowners at us.pioneerinvestments.com. This information is also available on the Securities and Exchange Commission's web site at www.sec.gov.

Trustees and Officers

The Fund's Trustees and Officers are listed on the following pages, together with their principal occupations during at least the past five years. Trustees who are interested persons of the Fund within the meaning of the 1940 Act are referred to as Interested Trustees. Trustees who are not interested persons of the Fund are referred to as Independent Trustees. Each of the Trustees serves as a trustee of each of the 56 U.S. registered investment portfolios for which Pioneer serves as investment adviser (the "Pioneer Funds"). The address for all Trustees and all officers of the Fund is 60 State Street, Boston, Massachusetts 02109.

The Statement of Additional Information of the Fund includes additional information about the Trustees and is available, without charge, upon request, by calling 1-800-225-6292.

48 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12

Independent Trustees

------------------------------------------------------------------------------------------------------------------------------------
Name, Age and                 Term of Office and                                                     Other Directorships
Position Held with the Fund   Length of Service           Principal Occupation                       Held by Trustee
------------------------------------------------------------------------------------------------------------------------------------
Thomas J. Perna (62)          Trustee since 2006.         Chairman and Chief Executive Officer,      Director, Broadridge
Chairman of the Board and     Serves until a successor    Quadriserv, Inc. (technology products      Financial Solutions, Inc.
Trustee                       trustee is elected or       for securities lending industry) (2008 -   (investor communications and
                              earlier retirement or       present); private investor (2004 -         securities processing
                              removal.                    2008); and Senior Executive Vice           provider for financial
                                                          President, The Bank of New York            services industry) (2009 -
                                                          (financial and securities services)        present); Director,
                                                          (1986 - 2004)                              Quadriserv, Inc. (2005 -
                                                                                                     present); and Commissioner,
                                                                                                     New Jersey State Civil
                                                                                                     Service Commission (2011 -
                                                                                                     present)
------------------------------------------------------------------------------------------------------------------------------------
David R. Bock (69)            Trustee since 2005.         Managing Partner, Federal City Capital     Director of Enterprise
Trustee                       Serves until a successor    Advisors (corporate advisory services      Community Investment, Inc.
                              trustee is elected or       company) (1997 - 2004 and 2008 -           (privately-held affordable
                              earlier retirement or       present); Interim Chief Executive          housing finance company)
                              removal.                    Officer, Oxford Analytica, Inc.            (1985 - 2010); Director of
                                                          (privately held research and consulting    Oxford Analytica, Inc. (2008
                                                          company) (2010); Executive Vice            - present); Director of The
                                                          President and Chief Financial Officer,     Swiss Helvetia Fund, Inc.
                                                          I-trax, Inc. (publicly traded health       (closed-end fund) (2010 -
                                                          care services company) (2004 - 2007);      present); and Director of
                                                          and Executive Vice President and Chief     New York Mortgage Trust
                                                          Financial Officer, Pedestal Inc.           (publicly traded mortgage
                                                          (internet-based mortgage trading           REIT) (2004 - 2009, 2012 -
                                                          company) (2000 - 2002)                     present)
------------------------------------------------------------------------------------------------------------------------------------
Benjamin M. Friedman (68)     Trustee since 2008.         William Joseph Maier Professor of          Trustee, Mellon
Trustee                       Serves until a successor    Political Economy, Harvard University      Institutional Funds
                              trustee is elected or       (1972 - present)                           Investment Trust and Mellon
                              earlier retirement or                                                  Institutional Funds Master
                              removal.                                                               Portfolio (oversaw 17
                                                                                                     portfolios in fund complex)
                                                                                                     (1989-2008)
------------------------------------------------------------------------------------------------------------------------------------

                 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12 49

------------------------------------------------------------------------------------------------------------------------------------
Name, Age and                 Term of Office and                                                     Other Directorships
Position Held with the Fund   Length of Service           Principal Occupation                       Held by Trustee
------------------------------------------------------------------------------------------------------------------------------------
Margaret B.W. Graham (65)     Trustee since 2004.         Founding Director, Vice President and      None
Trustee                       Serves until a successor    Corporate Secretary, The Winthrop Group,
                              trustee is elected or       Inc. (consulting firm) (1982-present);
                              earlier retirement or       Desautels Faculty of Management, McGill
                              removal.                    University (1999 - present); and Manager
                                                          of Research Operations and
                                                          Organizational Learning, Xerox PARC,
                                                          Xerox's advance research center
                                                          (1990-1994)
------------------------------------------------------------------------------------------------------------------------------------
Marguerite A. Piret (64)      Trustee since 2004.         President and Chief Executive Officer,     Director of New America High
Trustee                       Serves until a successor    Newbury, Piret & Company, Inc.             Income Fund, Inc.
                              trustee is elected or       (investment banking firm) (1981 -          (closed-end investment
                              earlier retirement or       present)                                   company) (2004 - present);
                              removal.                                                               and member, Board of
                                                                                                     Governors, Investment
                                                                                                     Company Institute (2000 -
                                                                                                     2006)
------------------------------------------------------------------------------------------------------------------------------------
Stephen K. West (84)          Trustee since 2008.         Senior Counsel, Sullivan & Cromwell LLP    Director, The Swiss Helvetia
Trustee                       Serves until a successor    (law firm) (1998 - present); and           Fund, Inc. (closed-end
                              trustee is elected or       Partner, Sullivan & Cromwell LLP (prior    investment company); and
                              earlier retirement or       to 1998)                                   Director, Invesco, Ltd.
                              removal.                                                               (formerly AMVESCAP, PLC)
                                                                                                     (investment manager)
                                                                                                     (1997-2005)
------------------------------------------------------------------------------------------------------------------------------------

50 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12

Interested Trustees

------------------------------------------------------------------------------------------------------------------------------------
Name, Age and                 Term of Office and                                                     Other Directorships
Position Held with the Fund   Length of Service           Principal Occupation                       Held by Trustee
------------------------------------------------------------------------------------------------------------------------------------
John F. Cogan, Jr. (86)*      Trustee since 2004.         Non-Executive Chairman and a director of   None
Trustee, President and        Serves until a successor    Pioneer Investment Management USA Inc.
Chief Executive Officer of    trustee is elected or       ("PIM-USA"); Chairman and a director of
the Fund                      earlier retirement or       Pioneer; Chairman and Director of
                              removal.                    Pioneer Institutional Asset Management,
                                                          Inc. (since 2006); Director of Pioneer
                                                          Alternative Investment Management
                                                          Limited (Dublin) (until October 2011);
                                                          President and a director of Pioneer
                                                          Alternative Investment Management
                                                          (Bermuda) Limited and affiliated funds;
                                                          Deputy Chairman and a director of
                                                          Pioneer Global Asset Management S.p.A.
                                                          ("PGAM") (until April 2010); Director of
                                                          Nano-C, Inc. (since 2003); Director of
                                                          Cole Management Inc. (2004 - 2011);
                                                          Director of Fiduciary Counseling, Inc.
                                                          (until December 2011); President of all
                                                          of the Pioneer Funds; and Retired
                                                          Partner, Wilmer Cutler Pickering Hale
                                                          and Dorr LLP
------------------------------------------------------------------------------------------------------------------------------------
Daniel K. Kingsbury (54)*     Trustee since 2007.         Director, CEO and President of PIM-USA     None
Trustee and Executive Vice    Serves until a successor    (since February 2007); Director and
President                     trustee is elected or       President of Pioneer and Pioneer
                              earlier retirement or       Institutional Asset Management, Inc.
                              removal.                    (since February 2007); Executive Vice
                                                          President of all of the Pioneer Funds
                                                          (since March 2007); Director of PGAM
                                                          (2007 - 2010); Head of New Europe
                                                          Division, PGAM (2000 - 2005); Head of
                                                          New Markets Division, PGAM (2005 - 2007)
------------------------------------------------------------------------------------------------------------------------------------

* Mr. Cogan and Mr. Kingsbury are Interested Trustees because they are officers or directors of the Fund's investment adviser and certain of its affiliates.

                 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12 51

Fund Officers

------------------------------------------------------------------------------------------------------------------------------------
Name, Age and                 Term of Office and                                                     Other Directorships
Position Held with the Fund   Length of Service           Principal Occupation                       Held by Officer
------------------------------------------------------------------------------------------------------------------------------------
Christopher J. Kelley (48)    Since 2004. Serves at the   Vice President and Associate General       None
Secretary                     discretion of the Board.    Counsel of Pioneer since January 2008
                                                          and Secretary of all of the Pioneer
                                                          Funds since June 2010; Assistant
                                                          Secretary of all of the Pioneer Funds
                                                          from September 2003 to May 2010; and
                                                          Vice President and Senior Counsel of
                                                          Pioneer from July 2002 to December 2007
------------------------------------------------------------------------------------------------------------------------------------
Carol B. Hannigan (51)        Since 2010. Serves at the   Fund Governance Director of Pioneer        None
Assistant Secretary           discretion of the Board.    since December 2006 and Assistant
                                                          Secretary of all the Pioneer Funds since
                                                          June 2010; Manager - Fund Governance of
                                                          Pioneer from December 2003 to November
                                                          2006; and Senior Paralegal of Pioneer
                                                          from January 2000 to November 2003
------------------------------------------------------------------------------------------------------------------------------------
Thomas Reyes (50)             Since 2010. Serves at the   Counsel of Pioneer since June 2007 and     None
Assistant Secretary           discretion of the Board.    Assistant Secretary of all the Pioneer
                                                          Funds since June 2010; and Vice
                                                          President and Counsel at State Street
                                                          Bank from October 2004 to June 2007
------------------------------------------------------------------------------------------------------------------------------------
Mark E. Bradley (53)          Since 2008. Serves at the   Vice President - Fund Treasury of          None
Treasurer and Chief           discretion of the Board.    Pioneer; Treasurer of all of the Pioneer
Financial and Accounting                                  Funds since March 2008; Deputy Treasurer
Officer of the Fund                                       of Pioneer from March 2004 to February
                                                          2008; and Assistant Treasurer of all of
                                                          the Pioneer Funds from March 2004 to
                                                          February 2008
------------------------------------------------------------------------------------------------------------------------------------
Luis I. Presutti (47)         Since 2004. Serves at the   Assistant Vice President - Fund Treasury   None
Assistant Treasurer           discretion of the Board.    of Pioneer; and Assistant Treasurer of
                                                          all of the Pioneer Funds
------------------------------------------------------------------------------------------------------------------------------------
Gary Sullivan (54)            Since 2004. Serves at the   Fund Accounting Manager - Fund Treasury    None
Assistant Treasurer           discretion of the Board.    of Pioneer; and Assistant Treasurer of
                                                          all of the Pioneer Funds
------------------------------------------------------------------------------------------------------------------------------------

52 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12

------------------------------------------------------------------------------------------------------------------------------------
Name, Age and                 Term of Office and                                                     Other Directorships
Position Held with the Fund   Length of Service           Principal Occupation                       Held by Officer
------------------------------------------------------------------------------------------------------------------------------------
David F. Johnson (33)         Since 2009. Serves at the   Fund Administration Manager - Fund         None
Assistant Treasurer           discretion of the Board.    Treasury of Pioneer since November 2008;
                                                          Assistant Treasurer of all of the
                                                          Pioneer Funds since January 2009; and
                                                          Client Service Manager - Institutional
                                                          Investor Services at State Street Bank
                                                          from March 2003 to March 2007
------------------------------------------------------------------------------------------------------------------------------------
Jean M. Bradley (60)          Since 2010. Serves at the   Chief Compliance Officer of Pioneer and    None
Chief Compliance Officer      discretion of the Board.    of all the Pioneer Funds since March
                                                          2010; Director of Adviser and Portfolio
                                                          Compliance at Pioneer since October
                                                          2005; and Senior Compliance Officer for
                                                          Columbia Management Advisers, Inc. from
                                                          October 2003 to October 2005
------------------------------------------------------------------------------------------------------------------------------------
Kelley O'Donnell (41)         Since 2006. Serves at the   Director--Transfer Agency Compliance of     None
Anti-Money Laundering         discretion of the Board.    Pioneer and Anti-Money Laundering
Officer                                                   Officer of all the Pioneer Funds since
                                                          2006
------------------------------------------------------------------------------------------------------------------------------------

                 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12 53

                           This page for your notes.

54 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12

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                           This page for your notes.

                 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12 55

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                           This page for your notes.

56 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12

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                           This page for your notes.

                 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12 57

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                           This page for your notes.

58 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12

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                           This page for your notes.

                 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12 59
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                           This page for your notes.

60 Pioneer Growth Opportunities Fund | Annual Report | 12/31/12

How to Contact Pioneer

We are pleased to offer a variety of convenient ways for you to contact us for assistance or information.

Call us for:
--------------------------------------------------------------------------------
Account Information, including existing accounts,
new accounts, prospectuses, applications
and service forms                                                 1-800-225-6292

FactFone(SM) for automated fund yields, prices,
account information and transactions                              1-800-225-4321

Retirement plans information                                      1-800-622-0176

Write to us:
--------------------------------------------------------------------------------
PIMSS, Inc.
P.O. Box 55014
Boston, Massachusetts 02205-5014

Our toll-free fax                                                 1-800-225-4240

Our internet e-mail address                   ask.pioneer@pioneerinvestments.com
(for general questions about Pioneer only)

Visit our web site: us.pioneerinvestments.com

This report must be preceded or accompanied by a prospectus.

The Fund files a complete schedule of investments with the Securities and Exchange Commission for the first and third quarters for each fiscal year on Form N-Q. Shareholders may view the filed Form N-Q by visiting the Commission's web site at http://www.sec.gov. The filed form may also be viewed and copied at the Commission's Public Reference Room in Washington, DC. Information regarding the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330.